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                               PURCHASE AGREEMENT

                                      AMONG

                           ORLEANS HOMEBUILDERS, INC.,

                               REALEN HOMES, L.P.

                           REALEN GENERAL PARTNER, LLC

                             DB HOMES VENTURE, L.P.,

                            DELUCA ENTERPRISES, INC.,

                                DELUCA SUB., INC.

                        BPG REAL ESTATE INVESTORS-B, L.P.

                          BERWIND PROPERTY GROUP, LTD.

                        AND BERWIND PROPERTY GROUP, INC.

                            DATED AS OF JULY 28, 2004

                                TABLE OF CONTENTS

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                                                                                                               PAGE
SECTION 1. ACQUISITION OF INTERESTS...............................................................................1

         1.1      Sale and Purchase of Interests..................................................................1
         1.2      Tax Treatment...................................................................................1
         1.3      Waiver..........................................................................................2

SECTION 2. PURCHASE PRICE AND PAYMENT.............................................................................2

         2.1      Purchase Price..................................................................................2
         2.2      Payment.........................................................................................2
         2.3      Allocation of the Purchase Price................................................................2

SECTION 3. ASSETS AND LIABILITIES OF THE PARTNERSHIP..............................................................2

         3.1      Assets and Liabilities to be Acquired...........................................................2
         3.2      Assets and Liabilities Not Acquired.............................................................3

SECTION 4. REPRESENTATIONS AND WARRANTIES REGARDING SELLERS AND UPSTREAM PARTIES..................................4

         4.1      Organization and Good Standing..................................................................4
         4.2      Power and Authorization.........................................................................4
         4.3      No Conflicts....................................................................................4
         4.4      Ownership of the Interests......................................................................5
         4.5      Brokers.........................................................................................5
         4.6      Indebtedness....................................................................................5

SECTION 5. REPRESENTATIONS AND WARRANTIES REGARDING THE PARTNERSHIP AND THE SUBSIDIARIES..........................6

         5.1      Organization and Good Standing..................................................................6
         5.2      Power and Authorization.........................................................................6
         5.3      No Conflicts....................................................................................7
         5.4      Capitalization..................................................................................8
         5.5      Investments and Subsidiaries....................................................................8
         5.6      Compliance with Laws............................................................................8
         5.7      Litigation......................................................................................8
         5.8      Financial Statements............................................................................9
         5.9      Inventory.......................................................................................9
         5.10     Warranties.....................................................................................10
         5.11     Real Property..................................................................................10
         5.12     Personal Property..............................................................................13
         5.13     List of Properties, Contracts, etc.............................................................13
         5.14     Contracts......................................................................................14
         5.15     Insurance......................................................................................15
         5.16     Previously Constructed Homes...................................................................15

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
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
         5.17     Suppliers......................................................................................15
         5.18     Taxes..........................................................................................16
         5.19     Employee Benefits..............................................................................17
         5.20     Labor Matters..................................................................................19
         5.21     Officers and Employees.........................................................................20
         5.22     Affiliate Agreements...........................................................................20
         5.23     Environmental Matters.  Except as disclosed in Schedule 5.23:..................................20
         5.24     Absence of Certain Changes and Events..........................................................23
         5.25     Books and Records..............................................................................24
         5.26     Brokers........................................................................................25
         5.27     Accounts Receivable............................................................................25
         5.28     Title Insurance Agency.........................................................................25
         5.29     Additional Capital Contributions...............................................................25
         5.30     Internal Controls..............................................................................25
         5.31     Disclosure.....................................................................................25
         5.32     Net Worth......................................................................................26

SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................26

         6.1      Organization and Good Standing.................................................................26
         6.2      Power and Authorization........................................................................26
         6.3      No Conflicts...................................................................................26
         6.4      Brokers........................................................................................27
         6.5      Investment Purpose.............................................................................27

SECTION 7. OBLIGATIONS OF THE PARTIES............................................................................27

         7.1      Conduct of Business Pending Closing............................................................27
         7.2      Negative Covenants.............................................................................28
         7.3      Access to Information; Confidentiality.........................................................28
         7.4      Efforts........................................................................................30
         7.5      Consents.......................................................................................30
         7.6      Financial Information..........................................................................30
         7.7      Noncompetition, Trade Secrets, etc.............................................................30
         7.8      Employee Matters...............................................................................33
         7.9      SAP Residential Land...........................................................................33
         7.10     Office Lease...................................................................................33
         7.11     Public Announcement............................................................................33

SECTION 8. CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS...................................................33

         8.1      Representations and Warranties.................................................................34
         8.2      Performance of Covenants.......................................................................34
         8.3      Approvals......................................................................................34
         8.4      Legal Matters..................................................................................34
         8.5      Intentionally omitted..........................................................................34
         8.6      Resignation of Directors and Officers..........................................................34
         8.7      Opinion of Counsel.............................................................................34
         8.8      No Material Adverse Change.....................................................................34

                                      -ii-
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
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
         8.9      Indebtedness...................................................................................34
         8.10     Tax Affidavits.................................................................................35
         8.11     Estoppel Letters...............................................................................35

SECTION 9. CERTAIN CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS..................................................35

         9.1      Representations and Warranties.................................................................35
         9.2      Performance of Covenants.......................................................................35
         9.3      Approvals......................................................................................35
         9.4      Legal Matters..................................................................................35
         9.5      Opinion of Counsel.............................................................................35
         9.6      Tri-Party Agreements, Bonds and Letters of Credit..............................................36

SECTION 10. CLOSING..............................................................................................36

         10.1     Time and Place of Closing......................................................................36
         10.2     Deliveries at the Closing......................................................................36
         10.3     [Intentionally omitted]........................................................................38
         10.4     [Intentionally omitted]........................................................................38
         10.5     Remittance of Payments.........................................................................38

SECTION 11. INDEMNIFICATION......................................................................................38

         11.1     Indemnification by Sellers and the Upstream Parties............................................38
         11.2     Indemnification by Buyer.......................................................................40
         11.3     Third Party Claims.............................................................................40
         11.4     Other Matters..................................................................................41
         11.5     Tax Treatment of Indemnity Payments............................................................41
         11.6     Interest.......................................................................................41
         11.7     Right of Set-Off; Application of Warranty Holdback.............................................41
         11.8     Certain Liability Matters......................................................................42
         11.9     Survival Periods...............................................................................42
         11.10    Limitation.....................................................................................43

SECTION 12. DEFINITIONS..........................................................................................43


SECTION 13. MISCELLANEOUS........................................................................................46

         13.1     Further Assurances.............................................................................47
         13.2     Costs and Expenses.............................................................................47
         13.3     Notices........................................................................................47
         13.4     Assignment and Benefit.........................................................................48
         13.5     Brokers........................................................................................48
         13.6     Amendment, Modification and Waiver.............................................................49
         13.7     Governing Law, Venue and Attorneys' Fees and Costs.............................................49
         13.8     Section Headings and Defined Terms.............................................................50
         13.9     Severability...................................................................................50
         13.10    Counterparts...................................................................................50
         13.11    Entire Agreement...............................................................................50
         13.12    Concerning the Upstream Parties................................................................50
         13.13    Knowledge of Partnership.......................................................................50

         Exhibit 2.2 - Form of Promissory Note
         Exhibit 7.7(b) - Land Proposed to be Acquired by Partnership
         Exhibit 7.9 - Right of First Offer
         Exhibit 11 - List of Active Communities

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of July 28, 2004 by and among Orleans Homebuilders, Inc., a Delaware corporation ("Buyer"), Realen Homes, L.P., a Pennsylvania limited partnership (the "Partnership"), Realen General Partner, LLC, a Pennsylvania limited liability company ("Realen GP"), DB Homes Venture, L.P., a Pennsylvania limited partnership ("DB Homes"), DeLuca Enterprises, Inc., a Pennsylvania corporation ("DeLuca"), DeLuca Sub., Inc. a Pennsylvania corporation ("DeLuca Sub"), Bergen Homes, Inc., a Pennsylvania corporation ("Bergen"), BPG Real Estate Investors-B, L.P., a Pennsylvania limited partnership ("BPG Investors"), Berwind Property Group, Ltd., a Pennsylvania limited partnership ("BPG LP"), and Berwind Property Group, Inc., a Pennsylvania corporation ("Berwind").

         A. Realen GP and DB Homes (collectively, the "Sellers") own all of the issued and outstanding partnership interests of the Partnership.

         B. DB Homes owns all of the issued and outstanding membership interest in Realen GP. DeLuca and DeLuca Sub (collectively, the "DeLuca Parties"), Bergen and BPG Investors collectively own all of the issued and outstanding partnership interests in DB Homes. Berwind and BPG LP are affiliates of BPG Investors; Bergen, BPG Investors, BPG LP and Berwind are hereinafter referred to as the "Berwind Parties." The DeLuca Parties and the Berwind Parties are hereinafter referred to as the "Upstream Parties."

         C. The Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding partnership interests of the Partnership at the price and upon the terms and conditions hereinafter set forth.

         D. Certain capitalized terms used herein are defined in Section 12 of this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. ACQUISITION OF INTERESTS

              1.1 Sale and Purchase of Interests. Subject to the terms and conditions of this Agreement, at the Closing (as herein defined), each Seller shall sell, transfer and deliver to Buyer all of the general and limited partnership interests of the Partnership set forth beside its name on Schedule
1.1 hereto, in the aggregate constituting all of the outstanding general and limited partnership interests of the Partnership (collectively, the "Interests"), and Buyer shall purchase the Interests for the consideration set forth in Section 2.

              1.2 Tax Treatment. The Partnership and Realen GP are disregarded entities for Federal income tax purposes. Accordingly, the parties will treat the transaction provided for herein as DB Homes having sold, and the Buyer having purchased from DB Homes all of the Partnership assets other than those referred to in Section 3.2.

              1.3 Waiver. The Partnership and the Sellers hereby waive any rights restricting transfer of the Interests under the Limited Partnership Agreement dated November 14, 2000 and any other agreement, and hereby agree to the transfer of the Interests to Buyer as set forth in this Agreement.

         SECTION 2. PURCHASE PRICE AND PAYMENT

              2.1 Purchase Price. The aggregate purchase price for the Interests shall be Fifty Nine Million, Eight Hundred Forty Eight Thousand, Two Hundred Eighty One Dollars ($59,848,281) (the "Purchase Price").

              2.2 Payment. The Purchase Price shall be paid on the Closing
Date (as defined herein) or on the next business day as follows: (i) Fifty Three Million, Three Hundred Forty Eight Thousand, Two Hundred Eighty One Dollars ($53,348,281) shall be delivered by Buyer to the Sellers by wire transfer of immediately available funds pursuant to instructions previously given by the Sellers to Buyer for that purpose; (ii) an aggregate of Five Million Dollars ($5,000,000) shall be paid by the issuance of a promissory note from Buyer in favor of DB Homes in the form attached hereto as Exhibit 2.2 (the "Purchase Money Financing"); and (iii) at Closing, Buyer shall retain One Million Five Hundred Thousand Dollars ($1,500,000) of the Purchase Price (the "Warranty Holdback") to be applied towards the administration of any warranty claims made against the Partnership in accordance with this Agreement. The promissory note evidencing the Purchase Money Financing shall bear interest at the rate of 3% per year, and the entire principal balance and all accrued interest on such notes shall be payable on the maturity date, which shall be the earlier of the second anniversary of the Closing Date or the date on which there shall occur a Change of Control of Buyer.

              2.3 Allocation of the Purchase Price. An allocation of the Purchase Price is attached hereto as Schedule 2.3. The parties hereto shall make consistent use of the allocation for all Tax (as defined in Section 5.18) purposes and in all filings, declarations and reports filed with the Internal Revenue Service ("IRS") in respect thereof.

         SECTION 3. ASSETS AND LIABILITIES OF THE PARTNERSHIP

              3.1 Assets and Liabilities to be Acquired. The assets and liabilities of the Partnership and the Subsidiaries, all of which are being indirectly acquired by Buyer in connection with the purchase of the Interests pursuant to this Agreement, shall include, without limitation, the following, unless excluded under Section 3.2:

                  (a) all of the Partnership's land parcels (the Partnership and the Upstream Parties represent that no land parcels or any homes or any other Real Property are owned by any Subsidiary) under contract or negotiation (the "Land Pipeline"), subject to the terms and conditions of such contracts or negotiations, including without limitation such Land Pipelines set forth on
Schedule 3.1(a) hereto;

                  (b) all of the Partnership's owned land parcels, including without limitation those set forth on Schedule 3.1(b) hereto;

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                  (c) all of the Partnership's homes under construction but not sold, including without limitation those set forth on Schedule 3.1(c) hereto;

                  (d) all of the Partnership's homes sold but not yet delivered, including without limitation those set forth on Schedule 3.1(d) hereto;

                  (e) all of the Partnership's sales offers and reservations, including without limitation those set forth on Schedule 3.1(e) hereto;

                  (f) all of the Partnership's model homes and furnishings, including without limitation those set forth on Schedule 3.1(f) hereto;

                  (g) all of the Partnership's and Subsidiaries' trade names, including without limitation those set forth on Schedule 3.1(g) hereto;

                  (h) all of the Partnership's subsidiary entities, including without limitation those set forth on Schedule 5.1A hereto;

                  (i) all of the Partnership's and Subsidiaries' architectural plans and other intangible assets, including without limitation those set forth on Schedule 3.1(i) hereto; and

                  (j) all of the Partnership's and Subsidiaries' Material Contracts, including without limitation those set forth on Schedule 5.13, except to the extent consent to the transactions contemplated hereby is required under such contracts and not obtained and Buyer elects to complete the Closing despite that fact.

              3.2 Assets and Liabilities Not Acquired. Notwithstanding anything to the contrary set forth in Section 3.1 or otherwise in this Agreement:

                  (a) [Intentionally omitted];

                  (b) all of the outstanding membership interests in Realen Settlement Services, LLC, a Pennsylvania limited liability company that conducts the business of the Partnership's title insurance agency, shall be conveyed from the Partnership to DB Homes at Closing;

                  (c) Sellers shall retain any and all obligations and liabilities with respect to the Bellinghamshire Community; and

                  (d) Sellers shall retain any and all ongoing obligations and liabilities to dedicate and release all maintenance and/or performance guarantees in favor of public authorities with respect to Oak Terrace/Tallamore, Horsham Township, Montgomery County, Pennsylvania.

         In connection with subsections (c) and (d), Buyer will permit the Sellers and the Upstream Parties to have access to the records of the Partnership and cooperation by the personnel of the Partnership and the Buyer, as reasonably necessary to permit them to deal with the obligations and liabilities referred to in those subsections.

         SECTION 4. REPRESENTATIONS AND WARRANTIES REGARDING SELLERS AND UPSTREAM PARTIES

         Sellers make the following representations and warranties to Buyer as of the date of this Agreement and as of the Closing Date, it being understood that (a) representations and warranties concerning the Sellers are made jointly and severally by the Sellers and the Upstream Parties; (b) representations and warranties concerning the DeLuca Parties are made jointly and severally by the DeLuca Parties, but not by the Sellers or the Berwind Parties, and (c) representations and warranties concerning the Berwind Parties are made jointly and severally by the Berwind Parties, but not by the Sellers or the DeLuca Parties.

              4.1 Organization and Good Standing. Each Seller is, and each Upstream Party is, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all necessary power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

              4.2 Power and Authorization. Each Seller has, and each Upstream Party has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Seller Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by each applicable Seller and each Upstream Party, as the case may be, of this Agreement and the Seller Transaction Documents has been duly authorized by all necessary action by each applicable Seller and Upstream Party, as the case may be. This Agreement has been duly and validly executed and delivered by each Seller and each Upstream Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally. When executed and delivered as contemplated herein, each of the Seller Transaction Documents shall constitute the legal, valid and binding obligation of each Seller or Upstream Party that is a party thereto, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

              4.3 No Conflicts.

                  (a) The execution, delivery and performance of this Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                      (i) violate or conflict with the certificate of limited partnership or articles of incorporation, partnership agreement, operating agreement or bylaws (or other organizational documents), as applicable, of the Sellers or the Upstream Parties;

                      (ii) violate or conflict with any law (including, without limitation, principles of common law), statute, regulation, permit, license, certificate, judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign) (collectively, "Laws"), binding upon any Seller or the Upstream Party; or

                      (iii) result in, require or permit the creation or imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature upon or with respect to the Interests.

                  (b) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of any Seller or Upstream Party, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, could reasonably be expected to have a material adverse effect upon the ability of any Seller or Upstream Party to enter into or perform its obligations under this Agreement or any such other agreements or instruments. No Seller or Upstream Party has received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

              4.4 Ownership of the Interests. Each Seller owns the Interests ascribed to it on Schedule 1.1, beneficially and of record, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any kind, and there has been no event or action taken (or failure to take action) by or against any Seller or Upstream Party which might result in the creation of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any kind on any Interests. There are no partnership or other agreements affecting the right of any Seller to convey the Interests to Buyer or any other right of such Seller with respect to the Interests and each Seller has the absolute right, authority, power and capacity to sell, assign and transfer the Interests ascribed to it on Schedule 1.1 to Buyer free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance. Upon assignment to Buyer of the Interests at the Closing, Buyer will acquire good, valid and marketable title to the Interests, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance not created by Buyer. There are no rights or interests, or any options, warrants or other rights to acquire such rights or interests, which constitute any equity or voting interests relating to the Partnership.

              4.5 Brokers. No person acting on behalf of any Seller or any affiliate of a Seller or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement, except for Tony Avila, JMP Securities LLC, or any affiliate thereof (collectively, "JMP"), which fees or commissions shall be paid in accordance with Section 13.5.

              4.6 Indebtedness. Except for the loan in the original principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000) now owed to RNP Associates, L.P. (a limited partnership whose general partners and limited partners are identified on Schedule 4.6 hereto) by the Partnership, which loan has a current outstanding balance of $4,062,500 (the "RNP Loan"), there are no notes, advances or other unpaid indebtedness or obligations, whether written or oral, of the Partnership or any Subsidiary (defined in Section 5.1) in favor of any Seller, any Upstream Party or a Related Party (as defined in Section 5.22) of any Seller or Upstream Party. A true and correct copy of the promissory note evidencing the RNP Loan is attached hereto as Schedule 4.6. The Sellers shall cause the Partnership and RNP Associates, L.P. to modify such Note, effective as of the Closing, as follows: Section 6(b) shall be revised to provide for delivery of a compliance certificate, rather than the financial statements referred to therein, and Sections 8(iii) and 8(vii) shall be revised to provide that these Sections shall be inapplicable to any transaction resulting in a transfer of all or substantially all of the assets of Maker to Buyer or any of its affiliates; provided, however, the provisions of Section 8(vii) will continue to be applicable if a dissolution, liquidation or termination of Maker occurs without the Buyer or one of its affiliates (whichever is the transferee of assets of the Partnership transferred as a result of such dissolution, liquidation or termination) assuming the obligations of the Maker under such Promissory Note.

         SECTION 5. REPRESENTATIONS AND WARRANTIES REGARDING THE PARTNERSHIP AND THE SUBSIDIARIES

         Sellers and the Upstream Parties jointly and severally represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date as follows:

              5.1 Organization and Good Standing. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and each corporation, partnership, limited liability company or other legal entity in which the Partnership owns any of the outstanding equity interests (a "Subsidiary") is validly existing under such laws as may be applicable from time to time, and is in good standing. The Partnership and each Subsidiary has all necessary power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound. Schedule 5.1A lists the name and jurisdiction of organization of each Subsidiary, the type of entity it is, the percentage of the equity interests owned by the Partnership in each Subsidiary and, with respect to any Subsidiary which is not wholly owned by the Partnership, the names of the other equity owners, and the percentage of the equity interest owned by such other owners. All of the equity interests owned by the Partnership in each Subsidiary are owned by the Partnership free and clear of all liens, claims and encumbrances. Except as shown on Schedule 5.1A, there are no shareholder, partnership, operating agreements or any other agreements relating to any Subsidiary between the Partnership or any affiliate thereof, and any of the other equity owners of any Subsidiary. Except as set forth on Schedule 5.1, neither the Partnership nor any Subsidiary is required to be qualified to do business as a foreign limited partnership in any jurisdiction other than Pennsylvania. No Subsidiary, other than Realen Settlement Services, LLC and Realen Mortgage Company, LLC, has any material assets, liabilities or operations.

              5.2 Power and Authorization. The Partnership has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Partnership Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by the Partnership of this Agreement and the Partnership Transaction Documents have been duly authorized by all necessary action by the Partnership. This Agreement has been duly and validly executed and delivered by the Partnership and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally. When executed and delivered as contemplated herein, each of the Partnership Transaction Documents shall constitute the legal, valid and binding obligation of the Partnership, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

              5.3 No Conflicts.

                  (a) The execution, delivery and performance of this Agreement and the Partnership Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                      (i) violate or conflict with the certificate of limited partnership or the partnership agreement (or other organizational documents) of the Partnership or any Subsidiary or any Law binding upon the Partnership or any Subsidiary;

                      (ii) assuming that all consents described in Schedule 8.3 are obtained, violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any agreement or other obligation to which the Partnership or any Subsidiary is a party or by which it or its assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to the Partnership, any of the Subsidiaries or any of their respective assets; or

                      (iii) result in, require or permit the creation or imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance upon or with respect to the Interests, the Partnership, any Subsidiaries or any of their assets.

                  (b) Except as described in Schedule 8.3, no approval of, or registration, notification, filing and/or declaration with, or consent from, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by the Partnership or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein. Upon consummation of the transactions contemplated by this Agreement, the Partnership and each Subsidiary will be entitled to continue to use all of the assets and properties now used by it immediately prior to such consummation.

                  (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of the Sellers, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, could reasonably be expected to have a material adverse effect upon the Sellers' ability to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Neither the Partnership nor any Seller has received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

              5.4 Capitalization. The authorized, issued and outstanding Interests or other securities or equity interests of the Partnership and each Subsidiary are fully and accurately set forth in Schedule 5.4 attached hereto. No person has any preemptive or other similar rights with respect to any such equity interests or other securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of the Partnership or any Subsidiary (including, without limitation, the Interests) or obligating the Partnership or any Subsidiary or any other person to purchase or redeem any such equity interests or other securities. The Interests constitute all of the issued and outstanding partnership interests of the Partnership, such Interests and all equity interests in the Subsidiaries and by the Partnership have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and such issuance was not in violation of applicable securities laws.

              5.5 Investments and Subsidiaries. Except as disclosed in Schedule 5.5, the business of the Partnership and each Subsidiary is and has been conducted solely by and through the Partnership or such Subsidiary and no other person, and, except for the Partnership's equity interests in the Subsidiaries, neither the Partnership nor any Subsidiary directly or indirectly owns, controls or has any investment or other interest in any corporation, partnership, joint venture, business trust or other entity, and neither the Partnership nor any Subsidiary has agreed, contingently or otherwise, to share any profits, losses, costs or liabilities, or (except in the ordinary course of business, including performance and maintenance bonds) to indemnify any person or entity or to guaranty the obligations of any person or entity.

              5.6 Compliance with Laws.

                  (a) The Partnership and each Subsidiary is in compliance in all material respects with all Laws applicable to the Partnership and each Subsidiary, and neither the Partnership nor any Subsidiary has received any written notice from a governmental authority of an alleged, actual or potential violation of or failure to comply with any Law. The Partnership and each Subsidiary has complied with all material provisions of applicable building and zoning codes and any and all other applicable laws and regulations for all homes constructed by the Partnership or any Subsidiary.

                  (b) All federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations (collectively, "Authorizations") required for the operation of the business of the Partnership and each Subsidiary as currently conducted are in full force and effect, and to the knowledge of the Partnership, it has not received any written notice of any claim or charge that the Partnership or any Subsidiary is in violation of or in default under any such Authorization. No proceeding is pending or, to the knowledge of the Partnership or any Subsidiary, threatened by any person to revoke or deny the renewal of any Authorization of the Partnership or any Subsidiary.

              5.7 Litigation. Except as disclosed in Schedule 5.7, there are no pending actions, suits, proceedings (arbitration or otherwise) or investigations to which the Partnership or any Subsidiary, or its directors, officers or partners in their capacities as such, is a party before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind; to the knowledge of the Partnership or any Subsidiary, no such action, suit, proceeding or investigation is presently threatened; and there are no judgments, penalties or awards against the Partnership or any Subsidiary.

              5.8 Financial Statements.

                  (a) Schedule 5.8 attached hereto includes: (i) the consolidated balance sheet of the Partnership and its Subsidiaries as of December 31, 2003 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income and partners' equity for the fiscal year then ended, together with the audit report thereon from PriceWaterhouseCoopers LLP, independent accountants (the "Audited Financial Statements"), including all notes thereto, and (ii) the interim consolidated balance sheet of the Partnership and the Subsidiaries as of April 30, 2004 and for the four (4) month period then ended (including the notes thereto, the "Interim Balance Sheet") and the related statements of income and partners' equity for such period (such related statements for such four-month period and the Interim Balance Sheet are referred to collectively as the "Interim Financial Statements"). Such financial statements and notes fairly present the consolidated financial condition and results of operations of the Partnership and the Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with accounting principles generally accepted in the United States ("GAAP") consistently applied, subject, in the case of the Interim Financial Statements, to normal year-end adjustments.

                  (b) The Interim Balance Sheet reflects all liabilities of the Partnership and the Subsidiaries, whether absolute, accrued or contingent, as of the date thereof required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP. Neither Partnership nor any of the Subsidiaries has any liabilities that are not reflected in the Interim Balance Sheet (or the notes thereto) of the type which would be required to be disclosed in the financial statements of the Partnership and the Subsidiaries under GAAP other than current liabilities incurred since the date thereof in the ordinary course of business, consistent with past practice.

              5.9 Inventory.

                  (a) All inventory of the Partnership and the Subsidiaries is valued on the Partnership's and Subsidiaries' consolidated books and records at the cost thereof, and is usable or saleable in the ordinary course of business consistent with past practice. A true and complete listing of all inventory of the Partnership and the Subsidiaries as of a recent date has been delivered to Buyer.

                  (b) There are no present design, construction, manufacturing or other defects with respect to homes currently in inventory, including, without limitation, defects presently existing as a result of soil conditions. For this purpose, "homes currently in inventory" means homes as to which construction commenced prior to the Closing Date, but as to which the settlement for the sale thereof by the Partnership or any of the Subsidiaries shall not have occurred as of such date. In no event shall the Sellers have any liability with respect to design, construction, manufacturing or other defects of any homes attributable to any acts or omissions of the Buyer or any employee, agent or contractor of Buyer after the Closing Date. No homes have been sold by the Partnership or any of the Subsidiaries under an understanding that such homes would be returnable. Sellers will deliver at the Closing a schedule identifying the "homes currently in inventory" as of the Closing Date and the state of construction thereof.

              5.10 Warranties. Except for the standard warranty, a copy of which is attached hereto as Schedule 5.10, (a) neither the Partnership nor any of the Subsidiaries has made any express warranties to third parties with respect to any homes manufactured, constructed or sold by the Partnership or any of the Subsidiaries; and (b) there are no express warranties outstanding with respect to any such homes or services. Neither Partnership nor any of the Subsidiaries has modified or expanded its warranty obligations beyond those set forth in the standard warranty. Notwithstanding the foregoing, the Partnership has on occasion provided extended warranties to some purchasers; the amount required to be expended to honor the extended portion of such warranties will not exceed $50,000 in the aggregate.

              5.11 Real Property.

                  (a) Except as disclosed in Schedule 5.11(a), the Owned Real Property (as defined below), and the Land Contract Real Property (as defined below) and the Option Real Property (as defined below) (collectively, the "Real Property"): (i) have (or do as a matter of right) all necessary access to and from public highways, streets, and roads, and no pending or threatened proceeding that would reasonably be expected to limit or result in the termination of such access; (ii) are (or may as a matter of right be) connected to and serviced by public electric, public gas, public sewage, septic tanks, permitted wells, public storm drains, public telephone and public water facilities, which facilities are operational and in compliance, in all material respects, with all applicable Laws; and (iii) meet the conditions for the issuance of a building permit for the construction and sale of residential dwellings as proposed by the Partnership to and from public highways, streets and roads. The Real Property constitutes all of the Real Property that the Partnership owns or has a right to acquire. The status of the actual or proposed development of the Real Property is set forth on Schedule 5.11(a). No Subsidiary owns any Real Property.

                  (b) Schedule 5.11(b) attached hereto lists all of the real property that the Partnership owns, and the Partnership is the sole owner of, good, valid, marketable and insurable (at standard rates) fee simple title, to all such real property, including, without limitation, all buildings, structures, fixtures and improvements thereon (the "Owned Real Property"), in each case free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest, or other lien or encumbrance, except as set forth in title insurance policies issued to the Partnership and made available to Buyer (which policies are listed on Schedule 5.11(b)), and except for Permitted Encumbrances created or permitted by the Partnership since its acquisition and set forth on Schedule 5.11(b), or as disclosed in title reports and surveys made available to Buyer and listed on Schedule 5.11(b). "Permitted Encumbrances" means (i) liens for current state and local property taxes or assessments not yet due or delinquent or which are being contested in good faith; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Partnership or any of the Subsidiaries;
(iii) exceptions shown on the surveys or other title records made available to Buyer on or before the date hereof and which do not materially affect the Partnership's or the Subsidiaries' proposed use of such Real Property; (iv) mortgages on the landlord's interest in property leased to the Partnership or any of the Subsidiaries; (v) liens and encumbrances reflected in the Balance Sheet (or notes thereto or the Interim Balance Sheet); (vii) such other Liens, imperfections in title, charges, rights of way, land use ordinances and zoning plans which do not materially interfere with Partnership's or the Subsidiaries' proposed use of such Real Property; and (viii) easements, restrictions, covenants and declarations necessary to effect the development of such property, none of which has an adverse effect on such property or the Partnership.

                  (c) Schedule 5.11(c) attached hereto describes each lease pursuant to which the Partnership or any of the Subsidiaries is the lessee with respect to any real property (the "Leased Real Property"). The Partnership or one of the Subsidiaries has all right, title and interest in all material leasehold estates and other material rights purported to be granted to them by the agreements, arrangements, contracts, commitments and leases listed and set forth in Schedule 5.11(c).

                  (d) Schedule 5.11(d) attached hereto lists all written and oral agreements, arrangements, contracts and commitments to which the Partnership or any of the Subsidiaries is a party pursuant to which the Partnership or any Subsidiary is obligated to purchase any developed or undeveloped real property, whether or not subject to conditions precedent (the "Land Contract Real Property") or possesses an option or other rights to acquire any developed or undeveloped real property, whether or not subject to conditions precedent (the "Option Real Property").

                  (e) Except as disclosed in Schedule 5.11(e), with respect to any agreements, arrangements, contracts, covenants, conditions, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting the Partnership or any of its Subsidiaries title to or an interest in or a right or an option to acquire real property, no breach or event has occurred that, with or without the giving of notice or the passage of time, would constitute a breach or event of default, by the Partnership or any of its Subsidiaries, or any other party thereto.

                  (f) No Owned Real Property, Land Contract Real Property nor Option Real Property is the subject of any condemnation, eminent domain, or similar proceedings and no condemnation, eminent domain, or similar proceeding is threatened with respect to the Real Property.

                  (g) Except as disclosed in Schedule 5.11(g), the buildings and other improvements on the Owned Real Property, the Land Contract Real Property and the Option Real Property, do not violate (i) any applicable Law, including without limitation, any building, set-back, or zoning Law, or (ii) any restrictive covenant affecting any such real property and conform in all material respects to the appropriate governmental authority's subdivision standards, except to the extent that any violation of, or nonconformance with an applicable Law would not inhibit the Partnership's or any Subsidiary's ability to construct and sell residential homes.

                  (h) There are no parties in possession of any portion of the Owned Real Property, the Land Contract Real Property or the Option Real Property, as lessees, tenants at sufferance, or to the Partnership's knowledge, trespassers.

                  (i) Except as set forth in Schedule 5.11(i), and except for such items arising in the ordinary course, consistent with past practice (provided that such items do not have a material adverse effect on the Partnership or its business, assets, operations or condition, financial or otherwise), there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use, or operation of the Owned Real Property, the Land Contract Real Property or the Option Real Property. Except as set forth in Schedule 5.11(i), no Owned Real Property, no Land Contract Real Property and no Option Real Property is subject to any condition or obligation to any governmental entity or other person requiring the Partnership or any transferee thereof to donate land, money or other property or to make on-site or off-site public improvements.

                  (j) Except in the ordinary course of business: (i) neither the Partnership nor or any of the Subsidiaries has any obligation to pay any developer related charges or any charges or assessments for public improvements made to Owned Real Property, the Land Contract Real Property or the Option Real Property, including without limitation, any charges or assessments for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, roads and curbs, and (ii) neither the Partnership nor any of the Subsidiaries has any obligation to pay any developer related charges or any charges or assessments for public improvements made to previously sold homes, including without limitation, any charges or assessments for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, roads and curbs.

                  (k) Except as disclosed in Schedule 5.11(k), there is no moratorium applicable to any of the Owned Real Property, the Land Contract Real Property or the Option Real Property on (i) the issuances of building permits for the construction of houses or certificates of occupancy therefor, or (ii) the purchase of sewer or water taps.

                  (l) Except as disclosed in Schedule 5.11(l), the Owned Real Property, and, to the knowledge of the Partnership and the Subsidiaries, the Land Contract Real Property and the Option Real Property (i) are not located within a "critical," "preservation," "conservation" or similarly designated area or habitat for endangered or threatened species or wetlands recognized by environmental laws and (ii) the buildable area of the property does not contain wetlands.

                  (m) Except as disclosed in Schedule 5.11(m), to the knowledge of the Partnership and the Subsidiaries, none of the Owned Real Property or the Sold Real Property, the Land Contract Real Property and the Option Real Property is reclaimed marsh or swampland or has been used as a grave site, land fill or for any industrial purpose whatsoever.

                  (n) Schedule 9.6 lists all of the tri-party agreements, construction, maintenance, surety and other bonds which have been posted by the Partnership or any of its Subsidiaries and the amount thereof. If and to the extent the amount reasonably and necessarily required to be expended by the Partnership after the Closing Date to complete the work at the Non-Active Communities necessary to obtain a release of such agreements and bonds (or any replacement arrangements obtained by the Buyer pursuant to Section 9.6) exceeds $435,000 in the aggregate, such excess amount shall be deemed to be Damages for which the Sellers and the Upstream Parties are responsible pursuant to the indemnification provisions of Section 11.1, subject to the limitations set forth in Section 11, and will first be applied to any remaining amounts in the Warranty Holdback. In determining whether an expenditure is reasonable and necessary within the meaning of the preceding sentence, Buyer will be held to the same standard as if it were dealing with obligations for which it was not entitled to indemnification or insurance. If it is anticipated that if such expenditure will be more than $100,000 in the aggregate for any one community, Buyer intends to consult with DB Homes with respect thereto, but in no event shall any failure to so consult negate or impair any of the obligations of Sellers or any of the rights of Buyer under this paragraph or any other provision of this Agreement.

              5.12 Personal Property. The Partnership and the Subsidiaries own all of the personal property reflected in the Interim Balance Sheet as owned by them and all personal property acquired after December 31, 2003, except personal property which has been sold or disposed of in the ordinary course of business since such date, free and clear of any mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance.

              5.13 List of Properties, Contracts, etc. Schedule 5.13 attached hereto lists or describes the following:

                  (a) Each material Authorization;

                  (b) Each (i) material fictitious business name, tradename, registered and unregistered trademark, service mark, patents, copyrights and related application (together with the names Realen Homes, the "Intellectual Property"), and (ii) material license and permit issued or granted by any person relating to any of the foregoing; in each case owned, leased, used or held by, granted to or licensed by the Partnership or any of the Subsidiaries as either licensor or licensee, together with all other interests therein granted by the Partnership or any of the Subsidiaries to any other person, all agreements with respect to any of the foregoing to which the Partnership or any of the Subsidiaries is a party and any lien, encumbrance, adverse claim, opposition or claim of infringement with respect to any of the foregoing;

                  (c) Each outstanding loan or advance (excluding certain advances to employees for ordinary and necessary business expenses made in the ordinary course of business) by the Partnership or any of the Subsidiaries to any person (including any Seller or Upstream Party and any officer, director or employee of the Partnership or any of the Subsidiaries);

                  (d) Each contract, agreement, lease, purchase order or other commitment involving the performance of services or delivery of goods or materials by or to the Partnership or any of the Subsidiaries (excluding contracts for the sale of homes, land acquisition and option contracts listed in
Schedule 5.11(d), and construction and development contracts entered into in the ordinary course of business, but including listing agreements) involving payments of more than $50,000 over its remaining term and which is not terminable by the Partnership or any of the Subsidiaries on 90 days' notice, without premium or penalty (each, a "Material Contract");

                  (e) Each capital project currently undertaken or which has been approved by the Partnership or any of the Subsidiaries (in each case outside the ordinary course of business) involving an estimated expenditure of more than $50,000 and all agreements, contracts, purchase orders or commitments with respect thereto;

                  (f) Each contract, agreement, lease or commitment, to which the Partnership or any of the Subsidiaries is a party or is otherwise bound providing for payments (contingent or otherwise) to or by any person or entity based on sales, purchases or profits;

                  (g) Each form of contract, agreement, lease or commitment currently used by the Partnership or any of the Subsidiaries as a standard form in the ordinary course of business;

                  (h) Each policy and binder of insurance (including without limitation, property, casualty, liability, life, health, accident, workers' compensation and disability insurance and bonding arrangements) owned by, or maintained for the benefit of, or respecting which any premiums are paid directly or indirectly by the Partnership or any of the Subsidiaries;

                  (i) Each outstanding power-of-attorney or similar power granted by the Partnership or any of the Subsidiaries for any purpose whatsoever (other than in connection with financing, bonding and similar arrangements);

                  (j) Each evidence of indebtedness, note, advance, guaranty or letter of credit entered into, issued or to be issued by the Partnership or any of the Subsidiaries, and all loan and other agreements relating thereto;

                  (k) Each evidence of indebtedness, note, advance, guaranty or letter of credit entered into, issued or to be issued to the Partnership or any of the Subsidiaries, and all loan and other agreements relating thereto;

                  (l) Each deed of trust, pledge, lien, security interest or other charge, claim and encumbrance of any nature relating to the Owned Real Property or material personal property of the Partnership or any of the Subsidiaries; and

                  (m) Each bank or other financial institution in which the Partnership or any of the Subsidiaries has a deposit account, line of credit or safe deposit box, the relevant account or other identifying number, and the names of all persons authorized to act or deal in connection therewith.

         Sellers have caused the Partnership and the Subsidiaries to make available to Buyer true and complete copies of each agreement or other document required to be disclosed on Schedule 5.13.

              5.14 Contracts. Each Material Contract to which the Partnership or any of the Subsidiaries is a party was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms. Neither, the Partnership nor any Subsidiary has received any written notice of cancellation of, or any written notice of a material dispute under, any Material Contract. To the Partnership's each applicable Subsidiary's knowledge, no other party is in default in any material respect under any Material Contract, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. The Partnership and each applicable Subsidiary has performed in all material respects all obligations required to be performed by it under each such contract, agreement and commitment, and no condition exists or event has occurred which with notice or lapse of time would constitute a material default or a basis for delay or non-performance by the Partnership or each applicable Subsidiary.

              5.15 Insurance.

                  (a) The insurance policies listed on Schedule 5.13 are valid and enforceable policies, no claims have been made against any of such insurance policies other than in the ordinary course of business, and, except as disclosed in Schedule 5.13 such insurance policies will not be affected by, terminate or lapse by reason of the transactions contemplated by this Agreement.

                  (b) Neither the Partnership nor any of the Subsidiaries has received any written notice of cancellation or modification of any policy or binder of insurance identified in Schedule 5.13.

              5.16 Previously Constructed Homes.

                  (a) All of the homes previously Constructed by the Partnership and any of the Subsidiaries were of a quality salable in the ordinary course of business, consistent with the practices and standards of the home building industry and in substantial compliance with all Laws, including without limitation, any building, setback, subdivision or zoning Law, consistent with the practices followed in homebuilding industry in the markets in which the Partnership and any of the Subsidiaries operate. As used in this Agreement "Constructed" means homes for which construction has been completed and a certificate of occupancy has been issued.

                  (b) Schedule 5.16 attached hereto lists all repairs made after sale of Constructed homes by or on behalf of the Partnership and any of the Subsidiaries during the 36 month period ended April 30, 2004, which involved a material recurring problem (the same problem occurring in more than five (5) homes).

                  (c) There are no design, construction, manufacturing or other defects with respect to homes previously Constructed by the Partnership or any of the Subsidiaries, which homes are sold on or before the Closing Date as to which the Warranty Reserve (to the extent applicable) is insufficient.

              5.17 Suppliers. Schedule 5.17 attached hereto lists the names of the ten suppliers from whom the Partnership and each of the Subsidiaries made the most purchases during fiscal 2002 and fiscal 2003 and the aggregate expenditures attributable to each in each such year. No supplier that accounted for more than $50,000 of the purchases of the Partnership or each of the Subsidiaries during the twelve month period ended April 30, 2004, has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with the Partnership or any applicable Subsidiary.

              5.18 Taxes.

                  (a) All federal, state, local and foreign Returns (as defined herein) relating to Taxes (as defined herein), or extensions relating thereto, required to be filed on or before the Closing Date by or with respect to the Partnership and each of the Subsidiaries have been or will be timely filed and are or will be true, correct and complete. For purposes of this Agreement, "Return" and/or "Returns" shall mean all reports, estimates, information statements and returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes pursuant to the statutes or regulations of any federal, state, local or foreign government taxing authority. "Tax" or "Taxes" shall mean all federal, state (which includes for this purpose the District of Columbia), local and foreign (which includes for this purpose possessions, territories and protectorates of the United States of America) income, profits, capital, franchise, sales, use, payroll, premium, occupancy, real or personal property, ad valorem, severance, excise, withholding, customs, unemployment, transfer and other taxes, or other kind of tax, assessment, levy, imputation or other governmental change in the nature of a tax (no matter how denominated), including interest, additions to tax and penalties.

                  (b) All Taxes imposed upon the Partnership and each of the Subsidiaries due with respect to taxable periods ending on or prior to Closing Date have been fully and timely paid to the appropriate governmental authority or properly deposited as required by law, or, in the case of Taxes not yet due, fully provided for on the books of account of the Partnership and the Subsidiaries and where appropriate in the Interim Balance Sheet, and any later financial statement provided by Sellers to Buyer; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to any asset of the Partnership or any of the Subsidiaries.

                  (c) No claim of deficiency has been asserted or threatened by the IRS or any other taxing authority (or is currently pending), no taxing authority has begun or threatened to begin any audit or investigation of any Returns filed by the Partnership or any of the Subsidiaries referred to above, or requested information with regard thereto or any other Taxes that may be owed by the Partnership or any of the Subsidiaries or with respect to Returns filed by the Partnership and any of the Subsidiaries and no waivers of statutes of limitations have been given with respect to any Returns previously filed by the Partnership and any of the Subsidiaries. In the event any of the Partnership, the Subsidiaries or the Sellers become aware of any such asserted or threatened deficiency or assessment, or any investigation or audit, after the date hereof, it or they will immediately notify Buyer and will diligently defend any such action.

                  (d) Buyer has been furnished complete copies of all Returns filed by the Partnership and any of the Subsidiaries for all periods beginning on or after July 1, 1999. No deficiencies have been asserted in writing against the Partnership or the Subsidiaries or partners in the Partnership or any of the Subsidiaries or, with respect to deficiencies as to which the Partnership or any of the Subsidiaries or partners in the Partnership or any of the Subsidiaries received written notice, are currently under examination by the IRS or by other taxing authorities with respect to all federal, state, local and foreign income, franchise and sales and use tax Returns of or with respect to the Partnership or any of the Subsidiaries. All deficiencies asserted or assessments made as a result of such examinations have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against the Partnership or any of the Subsidiaries. Whenever reference is made in this section to a partner in the Partnership or any of the Subsidiaries, the reference is only with respect to the activities or assets of the Partnership and such applicable Subsidiaries.

                  (e) Neither the Partnership nor any of the Subsidiaries is required to file a foreign Return and neither the Partnership nor any of the Subsidiaries nor any of the Partners or owners in the Partnership nor any of the Subsidiaries (or partners therein) is a foreign person for purposes of Section 1445 or any other sections of the Code.

                  (f) Realen GP and DB Homes are the sole partners in Partnership. DB Homes is the sole member in Realen GP. Neither Realen GP nor the Partnership has ever elected to be treated as a corporation or an association taxable as a corporation for federal income tax purposes, or been so treated. Accordingly, for federal income tax purposes the Sellers have properly treated Partnership as a disregarded entity and DB Homes as owning all assets described in Section 3.

              5.19 Employee Benefits.

                  (a) Schedule 5.19 attached hereto contains a complete and correct list of all Employee Benefit Plans (as defined below). The Partnership and each of the Subsidiaries has made available to Buyer, with respect to each such Employee Benefit Plan, true, complete and correct copies of the following (to the extent applicable): all governing plan documents, handbooks, manuals, collective bargaining agreements and similar documents governing employment policies, practices and procedures; the most recent summary plan descriptions and any subsequent summaries of material modifications for each Employee Benefit Plan subject to Title I of ERISA; Forms series 5500 as filed with the IRS or the U.S. Department of Labor ("DOL") for the three most recent plan years; the most recent report of the enrolled actuary for all defined benefit plans, funded welfare plans or other plans requiring actuarial valuation; all trust agreements with respect to any Employee Benefit Plans; plan contracts with service providers or with insurers providing benefits for participants or beneficiaries under any Employee Benefit Plan or liability insurance for fiduciaries and other parties in interest or bonding; most recent annual audit and accounting of plan assets for all funded plans; and the most recent IRS determination letter for each Employee Benefit Plan that is intended to be qualified under Code section 401(a). As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with the Partnership or any of the Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code. "Employee Benefit Plan" shall refer to any employee benefit plans, arrangements, commitments and payroll practices, including, but not limited to, plan and arrangements that are treated employee benefit plans as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance and scholarship programs maintained for the benefit of any present or former employees of the Partnership or any of the Subsidiaries or any ERISA Affiliate or to which the Partnership or any of the Subsidiaries or any ERISA Affiliate has contributed or is or was within the last three years obligated to make payments.

                  (b) With respect to each Employee Benefit Plan required to be listed on Schedule 5.19: (i) each Employee Benefit Plan has been administered in substantial compliance with its terms, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws (including, without limitation, funding, filing, termination, reporting and disclosure and continuation coverage obligations pursuant to Title V of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA")); (ii) the Partnership and each of the Subsidiaries has made or provided for all contributions required under the terms of such Plans; (iii) no Employee Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as set forth in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Employee Benefit Plan;
(iv) there are and during the past three years there have been no inquiries, proceedings, claims or suits pending or threatened by any governmental agency or authority or by any participant or beneficiary (other than claims for benefits made in the ordinary course) against any of the Employee Benefit Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such Employee Benefit Plans;
(v) the actuarial present value of accumulated benefits (both vested and unvested) of each of the Employee Benefit Plans which are defined benefit plans, are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Plan; (vi) each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is and has from its inception been so qualified, and any trust created pursuant to any such Employee Benefit Plan is exempt from federal income tax under Section 401(a) of the Code and the IRS has issued each such Plan a favorable determination letter which is currently applicable; and (vii) neither the Partnership nor any of the Subsidiaries nor any ERISA Affiliate is aware of any circumstance or event which would jeopardize the tax-qualified status of any such Employee Benefit Plan or the tax-exempt status of any related trust, or which would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Employee Benefit Plan.

                  (c) Neither the Partnership or any of the Subsidiaries nor any ERISA Affiliate maintains or has ever maintained or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA).

                  (d) With respect to each Employee Benefit Plan maintained by the Partnership or any Subsidiary or any ERISA Affiliate: (i) no unsatisfied liabilities to participants, the IRS, the DOL, the PBGC or to any other person or entity have been incurred as a result of the termination of any Employee Benefit Plan; (ii) no Employee Benefit Plan, which is subject to the minimum funding requirements of Part 3 of subtitle B of Title I of ERISA or subject to
Section 412 of the Code, has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and there has been no waived funding deficiency within the meaning of Section 303 of ERISA or Section 412 of the Code; (iii) there has been no event with respect to an Employee Benefit Plan which would require disclosure under Sections 4062(c), 4063(a) or 4041(e) of ERISA.

                  (e) All reports and information required to be filed with the DOL, IRS and PBGC with respect to each Employee Benefit Plan have been filed and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries.

                  (f) Any bonding required under ERISA with respect to any Employee Benefit Plan has been obtained and is in full force and effect and no funds held by or under the control of the Partnership are plan assets.

                  (g) Neither the Partnership nor any Subsidiary nor any ERISA Affiliate maintains any retiree life and/or retiree health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment (other than such continuation of health coverage for a retiree as may be required to be provided pursuant to COBRA).

                  (h) Except as disclosed in Schedule 5.19(h) or Schedule 5.21, the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any person to severance pay or any other similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, or (iii) result in any liability under Title IV of ERISA or otherwise.

              5.20 Labor Matters.

                  (a) (i) No application or petition for certification of a collective bargaining agent is pending and none of the employees of the Partnership or any of the Subsidiaries are, or since July 1, 1999, have been, represented by any union or other bargaining representative; (ii) since July 1, 1999, to the Partnership's knowledge, no union has attempted to organize any group of the Partnership's employees and no group of the Partnership's or any of the Subsidiaries' employees has sought to organize themselves into a union or similar organization for the purpose of collective bargaining; (iii) since July 1, 1999, there has not been and there is not currently pending any labor arbitration or proceeding in respect of the grievance of any employee, any application, charge or complaint filed by any employee or union with the National Labor Relations Board or any comparable state or local agency, any strike, slowdown, picketing or work stoppage by any employees at any facility of the Partnership or any of the Subsidiaries, any lockout of any such employees;
(iv) no agreement restricts the Partnership or any of the Subsidiaries from relocating, closing or terminating any of its operations or facilities or any portion thereof; and (v) no such agreement, action, proceeding or occurrence has been threatened in writing by any person. Notwithstanding the foregoing, one employee of Radnor Carpentry, Inc. is represented by a labor union.

                  (b) Neither the Partnership nor any Subsidiary has been cited for violations of the Occupational Safety and Health Act of 1970, 29 U.S.C. sec. 651 et seq. ("OSHA"), any regulation promulgated pursuant to OSHA or any other Law establishing standards of workplace safety, or paid any fines or penalties with respect to any such citation.

                  (c) Schedule 5.20(c) attached hereto contains true and correct copies of each OSHA record keeping injury/illness report, loss and summary completed and maintained by the Partnership and each Subsidiary at its work establishments for the past three (3) years.

              5.21 Officers and Employees. Schedule 5.21 attached hereto sets forth the following information for each officer and employee of the Partnership and each Subsidiary and each consultant and independent contractor regularly retained, in each case whose aggregate compensation for the fiscal year ended December 31, 2003 exceeded $50,000 or whose current aggregate annual rate of compensation exceeds such amount (including each such person on leave or layoff status): employer; employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since the date of the Balance Sheet; accrued vacation pay and any automobile leased or owned by the Partnership or each Subsidiary primarily for use by any of the foregoing persons. None of the Partnership's or any Subsidiary's employees or officers is a party to, or is otherwise bound by, any agreement or arrangement with any person or entity other than the Partnership or each Subsidiary which limits or adversely affects the performance of his duties, the ability of the Partnership or any Subsidiary to conduct their businesses, or his freedom to engage in any of the businesses conducted by the Partnership or any Subsidiary. Schedule 5.21 lists each employment, severance or change of control agreement to which the Partnership or any Subsidiary is a party or is otherwise bound.

              5.22 Affiliate Agreements. Except as set forth on Schedule 5.22 attached hereto, there are no, and since July 1, 1999 there have not been any, agreements or transactions between the Partnership or any Subsidiary on the one hand and any Seller or Upstream Party or any present or former director, shareholder, partner, officer or employee of the Partnership or any Subsidiary or any Seller or Upstream Party or any member of such person's immediate family (a "Related Party") providing for the furnishing of services (other than as an employee) by, rental of any assets from or to, or otherwise requiring payments to any Related Party. Except as set forth on Schedule 5.22 attached hereto, no such Related Party has, or since July 1, 1999 has had, any interest in any material property (real or personal, tangible or intangible) sold to, purchased by or otherwise used in or pertaining to the business of the Partnership or any Subsidiary, or any direct or indirect interest in any person or entity which has had business dealings or a financial interest in any transaction with the Partnership or any Subsidiary or which is in competition with any business of the Partnership or any Subsidiary. Except as set forth on Schedule 5.22 attached hereto, all agreements between the Partnership or any Subsidiary and all Related Parties are terminable by the Partnership or Subsidiary upon 30 days' notice or less, without payment of penalty or premium of any kind.

              5.23 Environmental Matters. Except as disclosed in Schedule 5.23:

                  (a) The businesses and operations of the Partnership and the Subsidiaries are and always have been operated in compliance in all respects with all applicable Environmental Laws (as defined below); provided that, with respect to periods prior to the acquisition or lease, or after the disposition, of any Real Property by the Partnership or any Subsidiary, the foregoing representation and warranty is given only to the knowledge of any of the Sellers.

                  (b) There are no conditions on, about, beneath or arising from any currently Owned Real Property ("Current Real Property"), which are reasonably expected, under any applicable Environmental Laws, (A) to give rise to any liability or the imposition of any statutory lien, or (B) to require any "Response," "Removal" or "Remedial Action" (as those terms are defined below);

                  (c) At the time of disposition thereof, there were no conditions on, about, beneath or arising from any real property which was, but is no longer, owned, used or leased to or by the Partnership or any Subsidiary, including without limitation real property that includes homes which were previously constructed and/or sold by the Partnership or any Subsidiary ("Former Real Property") which resulted from action taken by the Partnership, any Subsidiary or, to the knowledge of any Seller or Upstream Party, any other party during the Partnership's period of ownership, use or lease and are reasonably expected, under any applicable Environmental Laws, (A) to give rise to any liability or the imposition of any statutory lien, or (B) to require any "Response," "Removal" or "Remedial Action" (as defined below) pursuant to applicable Environmental Law;

                  (d) Neither the Partnership nor any Subsidiary has received any notification of a "Release" or threat of a "Release of a "Hazardous Substance" (as defined below) with respect to any Current Real Property or Former Real Property); provided that, with respect to periods prior to the acquisition or lease, or after the disposition, of any Real Property by the Partnership or any Subsidiary, the foregoing representation and warranty is given only to the knowledge of any of the Sellers;

                  (e) No Hazardous Substances have been generated, processed, treated, stored, released, discharged or disposed of by the Partnership or any Subsidiary or, to the Partnership's knowledge, any third party on, about or beneath any Current Real Property except in compliance with applicable Environmental Laws; and to the knowledge of any of the Sellers, no Hazardous Substances are present on, about or beneath any Current Real Property at levels exceeding any applicable remediation standard established to any Environmental Law.

                  (f) During the Partnership's or any Subsidiary's ownership, use or lease of the Former Real Property, no Hazardous Substances were generated, processed, treated, released, discharged or disposed of by the Partnership or Subsidiary or to the Partnership's or Subsidiary's knowledge, any third party on, about or beneath any Former Real Property except in compliance with applicable Environmental Laws;

                  (g) There are, and to the knowledge of any of the Sellers, have been no above or underground storage tanks, asbestos containing materials, lead-based paint, at levels which can reasonably be expected to cause adverse effects to persons or property, or transformers containing or contaminated with PCB's on, about or beneath the Current Real Property.

                  (h) There has not been:

                      (i) any claim, demand, investigation, enforcement action, Response, Removal, Remedial Action, statutory lien or other governmental or regulatory action instituted or threatened in writing or to the knowledge of any Seller or Upstream Party, threatened in any manner, against the Partnership or any Subsidiary or the Current, or Former Real Property pursuant to any of the Environmental Laws;

                      (ii) any written or, to the knowledge of any Seller or Upstream Party, any other claim, demand, notice or suit, made or threatened by any person against the Partnership or any Subsidiary, the Current Real Property or the Former Real Property claiming (1) damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Current or Former Real Property or (2) any alleged violation of the Environmental Laws by the Partnership or any Subsidiary; or

                      (iii) any written or, to the knowledge of any Seller or any Upstream Party, any other communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Current Real Property or Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule which is likely to involve any liability or expenditure by the Partnership or any Subsidiary.

                  (i) None of the Current Real Property contains, and none of the Former Real Property contained at the time it was sold by the Partnership, a level of radon above action levels of the United States Environmental Protection Agency; provided that, with respect to periods prior to the acquisition or lease, or after the disposition, of any Real Property by the Partnership or any Subsidiary, the foregoing representation and warranty is given only to the knowledge of any Seller or Upstream Party.

                  (j) Neither the Partnership nor any Subsidiary has arranged for transportation or disposal of any Hazardous Substances at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to "CERCLA" (as defined below) or to any site listed on any other federal or state list of sites requiring or recommended for investigation or clean-up. None of the Current Real Property or Former Real Property is listed on the National Priorities List or any other federal or state list of sites requiring or recommended for investigation or clean up.

                  (k) [Intentionally omitted.]

                  (l) To the knowledge of any Seller or Upstream Party, none of the Current Real Property, or any portion thereof, has been used to dispose or treat wastes or for any industrial purpose whatsoever. None of the Current Real Property, or any portion thereof, is currently being used or, to the knowledge of any Seller or Upstream Party, has been used to dispose or treat wastes or for any industrial purpose whatsoever.

                  (m) To the knowledge of any Seller or Upstream Party, neither the Current Real Property, nor the Former Real Property, contains or contained the presence of mold, fungus or other microbial matter (hereafter "Mold") at levels, in amounts or in a manner, that could reasonably be expected to cause adverse effects to persons or property or a liability to the Partnership. To the knowledge of any Seller or Upstream Party, there are no and have been no claims, suits, demands or notices made, filed or threatened against the Partnership or any Subsidiary with respect to Mold.

                  (n) As used in this Agreement:

                      (i) the term "Environmental Laws" means all applicable federal, state and local Laws relating to pollution or contamination of the environment, including but not limited to CERCLA and SARA (as defined in clause
(ii) below), or otherwise relating to emissions, discharges, releases or threatened releases of Hazardous Substances or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                      (ii) the terms "Release," "Response," "Removal" and "Remedial Action" shall have the meanings ascribed to them in Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. ss.ss.9601(23)-9601(25).

                      (iii) The term "Hazardous Substances" or "Hazardous Substance" shall mean any substance regulated under any of the Environmental Laws including, without limitation, any substance which is: (A) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenyls; (B) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. ss. 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. ss. 9601; (C) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. ss. 172.101; (D) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource and Conservation and Recovery Act, 42 U.S.C. 6903(5).

              5.24 Absence of Certain Changes and Events.

                  (a) Except as set forth on Schedule 5.24 attached hereto, since January 1, 2004, the Partnership and each Subsidiary has conducted its business only in the usual and ordinary course consistent with past practice and there has not been any:

                      (i) declaration or payment of any dividend or other distribution or payment in respect of the Interests of the Partnership or any Subsidiary;

                      (ii) payment by the Partnership or any Subsidiary of any bonus or increase of any compensation payable to any officer or, except in the ordinary course of business consistent with past practice, employee or entry into (or amendment of) any employment, severance or similar agreement with any officer or employee;

                      (iii) adoption of or change in any Employee Benefit Plan or labor policy;

                      (iv) damage, destruction or loss to any material asset or property of the Partnership or any Subsidiary, whether or not covered by insurance;

                      (v) except in the ordinary course of business, entry into any agreement involving payments in excess of $50,000;

                      (vi) sale (other than sales of inventory in the ordinary course of business), assignment, conveyance, lease, or other disposition of any material asset or property of the Partnership or any Subsidiary or mortgage, pledge or imposition of any lien, on any material asset or property of the Partnership or any Subsidiary;

                      (vii) discharge or satisfaction of any lien, claim or encumbrance, other than in the ordinary course of business consistent with past practice;

                      (viii) write-down or write-off of the value of any asset except for write-downs and write-offs in the ordinary course of business consistent with past practice and at a rate no greater than that during the twelve months ended December 31, 2003, or any cancellation or waiver of any other claim or right with a value in the aggregate in excess of $10,000;

                      (ix) material change in the business or operations of the Partnership or any Subsidiary or in the manner of conducting the same or entry by the Partnership or any Subsidiary into any material transaction, other than in the ordinary course of business consistent with past practice;

                      (x) change in the accounting methods, principles or practices followed by the Partnership or any Subsidiary, except as required by GAAP, or any change in any of the assumptions underlying, or methods of calculating, any bad debt, contingency or other reserve; or

                      (xi) agreement, whether or not in writing, to do any of the foregoing by the Partnership or any Subsidiary.

                  (b) Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the Partnership or any Subsidiary.

              5.25 Books and Records.

                  (a) The copies of the certificate of formation of the Partnership and such comparable documents of each Subsidiary, as certified by the Secretary of State of its jurisdiction of incorporation, and of its bylaws (or of their other comparable organizational documents), as certified by its secretary, which have been made available to Buyer are true, complete and correct and are in full force and effect as of the date hereof.

                  (b) The partnership interest records of the Partnership and each Subsidiary fairly and accurately reflect the record ownership of all of its outstanding partnership interest. Complete and accurate copies, as of the date hereof, of all minute books and organizational records of the Partnership and each Subsidiary have been made available to Buyer.

              5.26 Brokers. No person acting on behalf of the Partnership or any Subsidiary, any Related Party or any of their affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement, except for JMP, which fees or commissions shall be paid in accordance with Section 13.5.

              5.27 Accounts Receivable. Each of the accounts receivable of the Partnership or any Subsidiary reflected on the Balance Sheet or arising thereafter constituted at the Balance Sheet date or as of the date they arose, respectively, a valid claim in the full amount thereof against the debtor charged therewith on the books of the Partnership or Subsidiary and was acquired in the ordinary course of the Partnership's or Subsidiary's business. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense. No reserve for doubtful accounts is required to be reflected on the Balance Sheet in accordance with GAAP applied on a basis consistent with prior periods or is believed by the Partnership, any Subsidiary, the Sellers and the Upstream Parties to be required for the purpose as of the date hereof with respect to the accounts receivable as of the date of the Balance Sheet, or is believed by them to be required for a balance sheet of the Partnership or any Subsidiary prepared in accordance with GAAP on a basis consistent with past periods as of the Closing Date.

              5.28 Title Insurance Agency. On or before the Closing Date, Sellers shall have caused DB Homes to acquire all of the membership interests in Realen Settlement Services, LLC for no consideration, and neither the Partnership nor any Subsidiary will be liable for any of its obligations.

              5.29 Additional Capital Contributions. Neither the Partnership nor any Subsidiary has any obligation to make any additional capital contributions, loans, advances or any other liability, whether fixed, contingent or otherwise, to any entity.

              5.30 Internal Controls. The Partnership and each of its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with the authorization of the management of the Partnership or such Subsidiary; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Partnership and to maintain accountability for the Partnership's and Subsidiaries' consolidated assets; (iii) access to the Partnership's and any Subsidiary's assets is permitted only in accordance with the authorization of the Partnership's and such Subsidiary's management; (iv) the reporting of the Partnership's and any Subsidiary's assets are compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a timely basis.

              5.31 Disclosure. All documents and other papers delivered by or on behalf of the Partnership and the Subsidiaries or Sellers in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects and are authentic. None of the representations and warranties of the Sellers made in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              5.32 Net Worth. The net worth of the Partnership (computed in accordance with GAAP) as of June 30, 2004 was no less than $35,000,000.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers as of the date of this Agreement and of the Closing Date as follows:

              6.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all of its obligations under each agreement and instrument by which it is bound.

              6.2 Power and Authorization. Buyer has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Buyer Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally. When executed and delivered as contemplated herein, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors rights generally.

              6.3 No Conflicts.

                  (a) The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                      (i) violate or conflict with Buyer's certificate of incorporation or bylaws or any Law binding upon Buyer; or

                      (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which Buyer is a party.

                  (b) Each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by Buyer in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein is described on Schedule 6.3(b).

                  (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of Buyer, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, could reasonably be expected to have a material adverse effect upon the ability of Buyer to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Buyer has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

              6.4 Brokers. No person acting on behalf of Buyer or any of its affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

              6.5 Investment Purpose. Buyer is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Interests for its own account and not with a view to a sale or distribution thereof in violation of any securities laws. Buyer has the present intention of holding the Interests for investment purposes.

         SECTION 7. OBLIGATIONS OF THE PARTIES

              7.1 Conduct of Business Pending Closing. Except as contemplated herein, between the date hereof and the Closing, without the prior written consent of Buyer, Sellers and the Upstream Parties will cause the Partnership and each Subsidiary to:

                  (a) maintain its legal existence, pay and discharge all debts, liabilities and obligations as they become due, operate in the ordinary course in a manner, including marketing and sales activities, consistent with past practice, and the provisions of this Agreement and in compliance with all material respects with all applicable Laws;

                  (b) maintain its facilities and assets in the same state of repair, order and condition as they were on the date hereof, reasonable wear and tear excepted;

                  (c) maintain its books and records in accordance with past practice, and maintain in full force and effect all Authorizations and all insurance policies and binders;

                  (d) use reasonable efforts to preserve intact its present business organization and maintain their relations and goodwill with the suppliers, customers, employees and others having a business relationship with it any of them;

                  (e) promptly advise Buyer of the written threat or commencement against the Partnership, any Subsidiary or any Seller of any action, suit, proceeding, arbitration or investigation known to any Seller by, against or affecting the Partnership, any Subsidiary or any of their respective operations or assets, or which challenges the validity of this Agreement or any action taken or to be taken in connection with this Agreement or the ability of the Partnership, any Subsidiary or any Seller to consummate the transactions contemplated herein or therein; and

                  (f) promptly advise Buyer in the event it actually knows that any representation or warranty of the Partnership, any Subsidiary or the Sellers or the Upstream Parties set forth in this Agreement is untrue in a material respect.

              7.2 Negative Covenants. Except as expressly provided herein, between the date hereof and the Closing, without the prior written consent of Buyer, Sellers shall not cause or permit the Partnership or any Subsidiary to:

                  (a) make any change in any of their authorized or issued equity interests; grant any option or warrant or other right to purchase any of their equity interests or other securities; issue or make any commitment to issue any security by the Partnership or any Subsidiary, including any security convertible into ownership interests; grant any registration rights; or purchase, redeem, retire or make any other acquisition of any equity interests or other securities of the Partnership or any Subsidiary; or, except as contemplated by Section 5.28, declare or pay any dividend or other distribution or payment in respect of ownership interests of the Partnership or any Subsidiary;

                  (b) amend the certificate of limited partnership or partnership agreement (or equivalent governing documents) of the Partnership or any Subsidiary;

                  (c) fail to pay or discharge when due any liability or obligation of the Partnership or any Subsidiary;

                  (d) enter into any agreement, commitment or transaction other than in the ordinary course of business, consistent with past practice;

                  (e) enter into any contract, agreement, commitment or arrangement with any party, other than contracts for the sale of merchandise or services and contracts for the purchase of materials, services and supplies in the ordinary and usual course of its business, and not waive any rights under, amend, modify or terminate any such contract, agreement, commitment or arrangement;

                  (f) make any capital expenditure in excess of $100,000 as to any individual obligation or expenditure or any series of related expenditures or obligations, other than expenditures required under contracts in effect on the date hereof;

                  (g) increase the current compensation or rate of compensation payable to any employee of the Partnership or any Subsidiary or modify any payments or fringe benefits payable to such employees; or

                  (h) enter into any contract, agreement, commitment or arrangement with any Seller, Upstream Party or Related Party thereof or any officer, director or employee of the Partnership or any Subsidiary.

              7.3 Access to Information; Confidentiality.

                  (a) Prior to the earlier of Closing or termination pursuant to
Section 10, the Partnership and each Subsidiary shall, and each Seller, and Upstream Party (insofar as each is able) shall cause the Partnership and each Subsidiary to, upon reasonable prior notice and during ordinary business hours, give Buyer and its authorized representatives reasonable access to all of its personnel, books, records, plants, offices and other facilities and properties, and permit Buyer to make such inspections thereof as Buyer may reasonably request, and cause its officers and advisors to furnish Buyer with such financial, operating and other information regarding the business of the Partnership and the Subsidiaries, agreements, commitments, liabilities, personnel and properties as Buyer may reasonably request.

                  (b) Buyer agrees at all times, (i) to keep confidential all information provided to it, (ii) not to use the confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose the confidential information to any third party (other than to Buyer's lenders, employees, agents, advisors, counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the advance written authorization of the Partnership and each Subsidiary; provided that Buyer shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; (C) has been or is hereafter publicly disclosed other than by or through Buyer or by a third party in violation of its obligation to the Partnership and each Subsidiary or (D) is required to be disclosed by Buyer pursuant to a subpoena or order issued by a court of competent jurisdiction, regulatory or administrative body that has power to compel the disclosure of information, or pursuant to any other law, rule or regulation. In the event this Agreement is terminated, Buyer will promptly return to the Partnership and all Subsidiaries all documents, and other materials furnished to Buyer or any of its representatives and all copies thereof, and will promptly and completely destroy all work papers made or prepared by Buyer or any of its representatives relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement. In the event of a breach or threatened breach by Buyer of the provisions of this Section 7.3, the Partnership and any Subsidiary shall be entitled to an injunction restraining Buyer from disclosing, in whole or in part, the confidential information.

                  (c) Sellers and the Upstream Parties agree at all times, (i) to keep confidential all information provided by or on behalf of Buyer to them,
(ii) not to use the confidential information on their own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose the confidential information to any third party (other than to the Partnership's, the Subsidiaries', the Sellers' and the Upstream Parties' lenders, counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the advance written authorization of the Partnership and each Subsidiary; provided that Sellers shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; (C) has been or is hereafter publicly disclosed other than by or through Sellers or the Upstream Parties or by a third party in violation of its obligation to Buyer; or (D) is required to be disclosed by Partnership, any Subsidiary, the Sellers or the Upstream Parties pursuant to a subpoena or order issued by a court of competent jurisdiction, regulatory or administrative body that has power to compel the disclosure of information, or pursuant to any other law, rule or regulation. In the event this Agreement is terminated, the Partnership, the Subsidiaries, the

Sellers and the Upstream Parties will promptly return to Buyer all documents and other materials furnished to them or any of their representatives and all copies thereof, and will promptly and completely destroy all work papers made or prepared by them or any of their representatives relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement. In the event of a breach or threatened breach by the Sellers or the Upstream Parties of the provisions of this Section 7.3, the Buyer shall be entitled to an injunction restraining Sellers and the Upstream Partners from disclosing, in whole or in part, the confidential information.

              7.4 Efforts. Prior to the earlier of Closing or termination pursuant to Section 10, each party hereto shall use commercially reasonable efforts to cause to occur the transactions contemplated hereby and by the Transaction Documents, and to cause all conditions to the performance of the parties hereto that are within its control to be satisfied. No party shall take any action to cause any such covenant, agreement, transaction or condition not to occur, be satisfied or be performed, as the case may be.

              7.5 Consents. Prior to the Closing, the Partnership, the Subsidiaries, each Seller and each Upstream Party shall, and each Seller and each Upstream Party (insofar as each is able) shall cause the Partnership or each Subsidiary to use commercially reasonable efforts to obtain (and cooperate with the other parties hereto in obtaining) all consents, permits, Authorizations, approvals of, and exemptions by, any regulatory authority or third party necessary for the consummation of the transactions contemplated by this Agreement and the Seller Transaction Documents or the Partnership Transaction Documents.

              7.6 Financial Information. Until the earlier of Closing or termination pursuant to Section 10, the Partnership and Sellers shall provide Buyer, within 20 days after the end of each month, with an unaudited consolidated balance sheet and income statement of the Partnership and Subsidiaries as of and for the month then ended, prepared on the same basis as the interim financial statements referred to in Section 5.8, and certified as such by the chief financial officers of the Partnership and Subsidiaries.

              7.7 Noncompetition, Trade Secrets, etc.

                  (a) The Sellers, the Upstream Parties and Vincent DeLuca, Alfonso DeLuca, James DeLuca and Joseph DeLuca (such four individuals being collectively referred to herein as the "DeLuca Individuals") hereby agree, from and after the Closing Date hereunder, as follows:

                      (i) Until the date which is thirty (30) months after the Closing Date, as such period may be extended as hereinafter set forth (the "Restricted Period"), (A) Sellers, the Upstream Parties, the DeLuca Individuals and/or any entity controlling, controlled by or under common control with any of them (collectively, the "Seller Affiliates") shall not directly or indirectly engage in (as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within Chicago, Illinois or any other place within a 50 mile radius of Chicago, Illinois (the "Restricted Area"), which is engaged in the construction or marketing of any homes or the acquisition or development of any property for any such purpose (not including the construction, marketing, acquisition or development of housing held for lease or rental); provided, however, nothing contained in this Section 7.7 shall prevent Sellers or the Seller Affiliates from holding for investment no more than five percent (5%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system; (B) neither Sellers, the Upstream Parties, the DeLuca Individuals, nor any Seller Affiliate shall directly or indirectly induce or attempt to influence any employee, customer, independent contractor or supplier of the Partnership or any Subsidiary to terminate employment or any other relationship with the Partnership or any Subsidiary; and (C) Sellers, the DeLuca Individuals and the Upstream Parties shall not directly or indirectly induce or attempt to induce any person who was as of May 1, 2004 an employee of the Partnership or any Subsidiary to establish an employment relationship with any other person or entity. The Sellers and the DeLuca Individuals shall not, directly or indirectly, (i) compete with Buyer for a period of twelve (12) months after the Closing Date with respect to any land listed on the Partnership's proposed land acquisition schedule attached hereto as Exhibit 7.7(b), or (ii) acquire, or make any offer to acquire, any such land.

                      (ii) The Sellers, the DeLuca Individuals and the Upstream Parties shall not use for their personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Partnership or any Subsidiary, any Confidential Information. For purposes of the preceding sentence, "Confidential Information" means any information regarding the Partnership's and any Subsidiary's business methods, business policies, procedures, techniques, research or development projects or results; historical or projected financial information, budgets, trade secrets or other knowledge or processes of or developed by the Partnership or any Subsidiary; any names and addresses of customers or clients or any data on or relating to past, present or prospective Partnership customers or clients; or any other confidential information relating to or dealing with the business, operations or activities of the Partnership or any of the Subsidiaries, excepting in each case (A) information otherwise lawfully known generally by, or readily accessible to, the trade or the general public, (B) information known to any Seller, DeLuca Individual or Upstream Party from any source other than the Partnership or any of the Subsidiaries, or (C) as required to be disclosed by law or final order of a court of competent jurisdiction or governmental authority. At no time shall the Sellers, directly or indirectly, remove or cause to be removed from the premises of the Partnership or any of the Subsidiaries any memorandum, note, list, record, file, document or other paper, equipment or any like item relating to its business (including copies, extracts and summaries thereof). The foregoing provisions of this Section 7.7(a)(ii) shall apply during and after Closing pursuant to Section
10.1 of this Agreement and shall be in addition to (and not a limitation of) any legally applicable protections of the Partnership's and any Subsidiaries' interests in confidential information, trade secrets and the like. The foregoing shall not preclude the Sellers, the DeLuca Individuals and the Upstream Parties from otherwise engaging in competitive activities with Buyer following the termination of the Restricted Period. From and after the Closing, unless expressly consented to in writing by Buyer, Sellers, the DeLuca Individuals and the Upstream Parties shall not, and, insofar as each is able, shall use commercially reasonable efforts to cause all Seller Affiliates not to, directly or indirectly, use or disclose to any third person, any Confidential Information relating to Buyer, the Partnership or any Subsidiary.

                      (iii) The Sellers, the DeLuca Individuals and the Upstream Parties acknowledge that the restrictions contained in this Section 7.7, in view of the nature of the business in which the Partnership and each of the Subsidiaries is engaged and the purchase to be made by Buyer at Closing hereunder, are reasonable and necessary in order to protect the legitimate interests of the Partnership and each of the Subsidiaries, that their enforcement will not impose a hardship on the Sellers, the DeLuca Individuals or the Upstream Parties or significantly impair their ability to earn a livelihood, and that any violation thereof would result in irreparable injuries to the Partnership and each of the Subsidiaries. The Sellers, the DeLuca Individuals and the Upstream Parties therefore acknowledge that, in the event of any violation of any of these restrictions, the Partnership and each of the Subsidiaries shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages, including the Partnership's and all Subsidiaries' legal and other costs of enforcing Sellers', the DeLuca Individuals' and the Upstream Parties' compliance with these restrictions, and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Partnership or any Subsidiary may be entitled. From and after the Closing, unless expressly consented to in writing by Sellers, Buyer shall not, and, insofar as it is able, shall use commercially reasonable efforts to cause all of its affiliates not to, directly or indirectly, use or disclose to any third person, any trade secret, financial data, customer list, pricing or marketing policies or plans or other proprietary or confidential information relating to the Sellers, the DeLuca Individuals or the Upstream Parties.

                      (iv) If the Restricted Period or the Restricted Area specified in Section 7.7(a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such amount or the area shall be reduced by the elimination of such portion or both such reductions shall be made so that such restrictions may be enforced for such time and in such area as is adjudged to be reasonable. If either Seller, any DeLuca Individual or any Upstream Party violates any of the restrictions contained in this Section 7.7(a), the Restricted Period shall be extended by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured. The Partnership and each Subsidiary shall have the right and remedy to require each Seller, DeLuca Individual and each Upstream Party to account for and pay over to the Partnership and each Subsidiary all compensation, profits, monies, accruals, increments or other benefits derived or received by such Seller, such DeLuca Individual or such Upstream Party as the result of any transactions constituting a breach of this
Section 7.7, and each Seller, DeLuca Individual and Upstream Party shall account for and pay over such amounts to the Partnership and each Subsidiary upon the Partnership's or any Subsidiary's request therefor. The Sellers, the DeLuca Individuals and the Upstream Parties hereby expressly consent to the jurisdiction of any court within the Restricted Area to enforce the provisions of this Section 7.7, and agree to accept service of process by mail relating to any such proceeding. The Partnership and any Subsidiary may supply a copy of
Section 7.7 of this Agreement to any person to whom the Sellers, the DeLuca Individuals or the Upstream Parties have supplied information if the Partnership or any Subsidiary determines in good faith that there is a reasonable likelihood that such Seller, the DeLuca Individuals or Upstream Party has violated or will violate this Section 7.7.

                  (b) Notwithstanding anything to the contrary in this Section 7.7, Sellers, the Upstream Entities and the DeLuca Individuals may hire any employee of the Partnership or any Subsidiary who is a Terminated Employee in accordance with Section 7.8 herein.

              7.8 Employee Matters. Effective as of and contingent upon the Closing, Buyer shall consider the retention of employment of such employees of the Partnership and each of the Subsidiaries (the "Partnership Employees") as Buyer shall determine, in its sole and absolute discretion. Buyer and the Sellers acknowledge and agree that (i) Buyer may interview and discuss employment terms and issues and conduct its normal hiring procedures with any of the Partnership Employees, and (ii) the Sellers (but not the Partnership or any of the Subsidiaries) shall be solely responsible for, and shall pay, any and all severance payments or other related obligations, including without limitation existing stay bonuses, arising out of the transactions contemplated by this Agreement, if any, to the employees of the Partnership and each of the Subsidiaries who are terminated and to the Partnership Employees that Buyer determines to retain as employees of the Partnership or any of the Subsidiaries. The Sellers may direct, by written notice given by Sellers to Buyer at least five (5) days prior to Closing, that any payments for which the Sellers are responsible pursuant to clause (ii) above be made by the Partnership or any of the Subsidiaries and, in such instance, any such payments shall be deducted from the portion of the Purchase Price payable at Closing. Nothing in this Agreement shall be construed as a commitment or obligation of Buyer to retain, or otherwise continue the employment of, any of the Partnership Employees. Notwithstanding clause (ii) above, the Partnership shall be solely responsible for (and there shall be no adjustment of the Purchase Price in respect of) payments required to be made by the Partnership under the provisions of Amendment No. 2, dated the date hereof, to the Employment Agreement between the Partnership and John Previ and the letter agreement dated the date hereof between the Partnership and Arthur Augugliario.

              7.9 SAP Residential Land. As of the Closing, Berwind shall cause Campus Investors Residential 1A, L.P., and Campus Investors Residential 1B, L.P. to grant to the Partnership and each of the Subsidiaries a right of first offer in the form attached hereto as Exhibit 7.9 (the "Right of First Offer") with respect to the residential portion of the SAP Property in Newtown Square, Pa.

              7.10 Office Lease. Upon notice to be given by Buyer, at its option, to DB Homes no later than September 1, 2004, cause the landlord for the Partnership's office space, located at 1040 Stony Hill Rd., Yardley, Pennsylvania to deliver to the Partnership and/or Buyer an agreement in form and substance satisfactory to Buyer and its counsel extending the term of the lease for such office space, at no cost or expense to Buyer or the Partnership for obtaining such extension, on a month to month (at Buyer's option) basis until December 31, 2004 or such earlier date as Buyer shall elect on the same terms (including rent) as are now applicable to such lease.

              7.11 Public Announcement. The parties will consult with each other about the timing and content of any public announcement of this Agreement and the transactions contemplated hereby. No party will, except as required by applicable law, rule or regulation, or the NASDAQ rules or regulations, make any announcement of this Agreement of the transactions contemplated hereby to which any other party hereto shall reasonably object.

         SECTION 8. CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         The obligation of Buyer to consummate the acquisition of the Interests is subject to the fulfillment by or at the Closing of each of the following conditions:

              8.1 Representations and Warranties. Each Seller's and each Upstream Party's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall at such time then be true and correct in all material respects, except for representations and warranties qualified by materiality, which shall be true and correct in all respects.

              8.2 Performance of Covenants. The Partnership, each Seller and each Upstream Party shall have performed or complied in all respects with all of the covenants and agreements in this Agreement to be performed or complied with by them prior to or at the Closing.

              8.3 Approvals. The consents or approvals set forth in Schedule 8.3 attached hereto shall have been obtained and no such consent or approval: (a) shall have been conditioned upon the modification, cancellation or termination of any material lease, commitment, agreement, easement, right or Authorization of the Partnership; or (b) shall impose on the Buyer or the Partnership any material condition, provision or requirement not presently imposed upon Sellers or the Partnership. Notwithstanding the foregoing, the consent of Wells Fargo Bank and the other lenders under the Third Amended and Restated Credit Agreement dated July 30, 2003, among, inter alia, Wells Fargo Bank, N.A. and the Partnership (the "Wells Fargo Loan Agreement") is not a condition to Buyer's obligation to complete the Closing; if that consent is not obtained, Buyer may extend the Closing Date as provided in Section 10.1.

              8.4 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation, shall be pending or threatened which questions the validity or legality of this Agreement or the transactions contemplated hereby.

              8.5 Intentionally omitted.

              8.6 Resignation of Directors and Officers. Buyer shall have received resignations from all of the officers of the Partnership, if any, as it shall have requested in writing no less than five days before the Closing Date.

              8.7 Opinion of Counsel. Buyer shall have received opinions from Drinker Biddle & Reath LLP, as counsel for Sellers, the Upstream Parties and the Partnership, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, with respect to the transactions contemplated by this Agreement.

              8.8 No Material Adverse Change. The shall have been no material adverse change in the business, assets, financial condition or prospects of the Partnership.

              8.9 Indebtedness. Sellers, Realen Settlement Services, LLC and the Upstream Parties shall have delivered to the Partnership releases for any indebtedness, obligation or claim for which each Seller or a Related Party of such Seller, may be entitled, except for the RNP Loan which shall be paid by the Partnership in accordance with its terms and conditions, except that the RNP Loan shall become immediately due and payable upon a Change of Control of the Partnership or a Change of Control of the Buyer. Each Seller, each Upstream Party and each of their Related Parties shall have paid to the Partnership all amounts due under any obligations, loans or similar instruments evidencing indebtedness of such persons to the Partnership.

              8.10 Tax Affidavits. Because the Partnership is a disregarded entity for federal tax purposes, and all of the real estate owned by the Partnership is properly treated by the Partnership and DB Homes as owned by DB Homes for federal tax purposes, DB Homes will, at closing, deliver to Buyer such affidavits or statements as Buyer may reasonably request in order to evidence that Buyer has no obligation to withhold taxes under Section 1445 of the Code from the amounts paid to Sellers hereunder.

              8.11 Estoppel Letters. The Sellers shall deliver to Buyer the estoppel letters from each person or entity or related group of persons or entities to which the Partnership has indebtedness aggregating in excess of $500,000 (other than Wells Fargo Bank and the other lenders) under the Wells Fargo Loan Agreement, in form and substance reasonably satisfactory to Buyer.

         SECTION 9. CERTAIN CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

         The obligation of Sellers and the Upstream Parties to consummate the sale of the Interests is subject to the fulfillment by or at the Closing of each of the following conditions:

              9.1 Representations and Warranties. Buyer's representations and warranties contained in this Agreement shall be deemed to have been made again at and as at the Closing and shall then be true and correct in all material respects, except for representations and warranties qualified by materiality, which shall be true and correct in all respects.

              9.2 Performance of Covenants. Buyer shall have performed or complied in all material respects with all of the covenants and agreements in this Agreement to be performed or complied with by it prior to or at the Closing, except for agreements, covenants and conditions qualified by materiality, which shall be conformed and complied with in all respects.

              9.3 Approvals. The consents or approvals set forth in Schedule 8.3 shall have been obtained.

              9.4 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall be pending which questions the validity or legality of this Agreement or the transactions contemplated hereby.

              9.5 Opinion of Counsel. Sellers and the Upstream Parties shall have received an opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel for Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Sellers, with respect to the transactions contemplated by this Agreement.

              9.6 Tri-Party Agreements, Bonds and Letters of Credit. Buyer shall replace or obtain the release of Sellers from any liability with respect to the tri-party agreements, bonds and letters of credit pertaining to the Partnership set forth on Schedule 9.6 or, if such release is not obtained, Buyer agrees to indemnify Sellers with respect to such liability.

         SECTION 10. CLOSING

              10.1 Time and Place of Closing. The closing of the purchase and sale of the Interests (the "Closing") pursuant to this Agreement shall take place at the offices of Wolf, Block, Schorr and Solis-Cohen, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 concurrently with the execution of this Agreement (the "Closing Date").

              10.2 Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

                  (a) Each Seller and Upstream Party, as appropriate, shall deliver, or shall cause to be delivered, to Buyer the following:

                      (i) an assignment of partnership interests in form and substance reasonably satisfactory to Sellers and Buyer (the "Assignment of Interests") assigning all of the Interests owned by the Sellers to Buyer;

                      (ii) a certificate, dated the Closing Date and signed by each Seller and each Upstream Party, to the effect set forth in Sections 8.1,
8.2 and 8.3;

                      (iii) the signed resignations of the general partner and all officers, if any, of the Partnership, dated and effective as of the Closing Date;

                      (iv) general releases in favor of the Partnership executed by each Seller and by each officer, if any, of the Partnership in form and substance satisfactory to counsel for Buyer, releasing the Partnership from all liability to such persons or entities, except with respect to the Seller's Loan;

                      (v) [Intentionally omitted];

                      (vi) [Intentionally omitted];

                      (vii) [Intentionally omitted];

                      (viii) the Right of First Offer in the form attached hereto as Exhibit 7.9;

                      (ix) an agreement with JMP Securities LLC relating to the payments of its fee in connection with this transaction;

                      (x) an agreement with certain of its Affiliates terminating certain agreements between the Affiliates and the Partnership;

                      (xi) agreements from Randy Harris, John Previ and Arthur Augugliario agreeing not to make any claims against the Partnership or Buyer for any severance payments and other related obligations, including, without limitation, any stay bonuses, except as set forth in such agreements; and

                      (xii) such other documents and instruments as Buyer may be reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  (b) Sellers, insofar as each is able, shall cause the Partnership to deliver to Buyer the following:

                      (i) a certificate, dated the Closing Date and signed by the Sellers, to the effect set forth in Sections 8.1 and 8.2;

                      (ii) copies of the Partnership's certificate of limited partnership and partnership agreement, or the corresponding charter documents, and all amendments thereof to date, certified as of a recent date by the Secretary of State or corresponding certifying authority of the Partnership's respective jurisdiction of organization and by the Secretary of the General Partner of the Partnership;

                      (iii) certificates of good standing of a recent date for the Partnership, certified by the Secretaries of State or corresponding certifying authorities of each such entity's respective jurisdiction of organization and of each state in which such entities are qualified to do business;

                      (iv) copies of the resolutions of the board of directors or corresponding governing body of the Partnership's General Partner and the Partnership itself authorizing the execution, delivery and performance of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing Date by the Secretary of the General Partner of the Partnership;

                      (v) the original seals, minute books and Interest transfer and record books of the Partnership as they exist on the Closing Date and such of their files, books and records as Buyer may request;

                      (vi) the releases more fully described in Section 8.9; and

                      (vii) such other documents and instruments as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  (c) Buyer shall deliver, or shall cause to be delivered, to Sellers and the Upstream Parties, as appropriate, the items set forth below:

                      (i) that portion of the Purchase Price referred to in
Section 2.2(i);

                      (ii) [Intentionally omitted];

                      (iii) a certificate of Buyer, signed by the Vice Chairman of Buyer, to the effect set forth in Sections 9.1 and 9.2;

                      (iv) a copy of Buyer's certificate of incorporation and bylaws and all amendments thereof to date, certified as of a recent date by the Secretary of State of Delaware and by the Secretary or an Assistant Secretary of Buyer, and accompanied by a certificate of good standing as of a recent date for Buyer, certified by the Secretary of State of Delaware;

                      (v) a copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of Buyer;

                      (vi) [Intentionally omitted];

                      (vii) the promissory note more fully described in Section
2.2 which constitutes the Purchase Money Financing;

                      (viii) the Right of First Offer in the form attached hereto as Exhibit 7.9; and

                      (ix) such other documents and instruments as Sellers may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

              10.3 [Intentionally omitted].

              10.4 [Intentionally omitted].

              10.5 Remittance of Payments. From and after the Closing, Sellers and the Upstream Parties shall immediately remit to the Partnership, in the form received, any payments which they or any affiliate may receive (such as payments of accounts receivable) which properly belong to the Partnership.

         SECTION 11. INDEMNIFICATION

              11.1 Indemnification by Sellers and the Upstream Parties. In the event the Closing hereunder is consummated, Sellers and the Upstream Parties jointly and severally (except as provided below) hereby indemnify and agree to hold Buyer, the Partnership and their respective partners, officers, directors and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including, without limitation, interest, penalties and reasonable attorneys fees and disbursements ("Damages"), including, but not limited to, Damages relating to Taxes, which Buyer or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of (i) any breach of any covenant, representation or warranty made by any Seller in or pursuant to this Agreement and (ii) the matters referred to below in this Section 11.1. Such indemnification shall include, without limitation, matters relating to (i) the ownership or operation of the Bellinghamshire Community as more fully described in Section 3.2(c), including, without limitation those matters specifically set forth on Schedule 11.1; (ii) the ownership or operation of the Realen Settlement Services, LLC as more fully described in Section 3.2(b); (iii) the dedication and release of Buyer and the Partnership of any and all maintenance and/or performance guarantees with respect to Oak Terrace, as more fully described in
Section 3.2(d); (iv) the severance payments and other related obligations, including without limitation existing stay bonuses, due to the Terminated Employees and the Partnership Employees arising out of the transactions contemplated by this Agreement, as more fully described in Section 7.8; (v) Home Warranty Claims, to the extent the aggregate amount of Home Warranty Claims is in excess of $1,015,000; and (vi) any excess amounts referred to in Section 5.11(n) hereof; (vii) Improvement Warranty Claims; (viii) the costs and expenses of achieving the dedication of the Flowers Mill community to Middletown Township, Bucks County, Pennsylvania, and obtaining the consent of the homeowners association in connection therewith, to the extent such costs and expenses exceed $300,000 in the aggregate; and (ix) the matters referred to in
Schedule 5.7 as "Hirobumi & Takkako Araki", "Howard Cheetham, Gerry Kent, etc.", and "Michael Reitz and Miriam Reitz vs. South Coventry Township and Realen Homes" and any other matters directly or indirectly arising from or relating thereto, including, without limitation, any class action claims concerning matters similar to those relating to the three matters specifically identified; provided, however, that no claim may be made for indemnification under this clause (ix) (A) to the extent of amounts actually received by the Partnership with respect thereto from the Partnership's insurers or (B) with respect to the first $250,000 in the aggregate relating to the Araki and Cheetham matters, collectively, and with respect to the first $50,000 relating to the Reitz matter (in each case in excess of the insurance recoveries referred to above). "Home Warranty Claims" shall mean (i) any warranty claims made by the purchasers of any homes sold by the Partnership or any affiliates thereof and delivered prior to Closing and any "punch list" items with respect to such homes, and (ii) the actual costs to Buyer of its management of Home Warranty Claims. Improvement Warranty Claims shall mean (i) any costs related to Non-Active Communities, including without limitation, any costs necessary to discharge maintenance or performance obligations to the extent that those costs exceed $435,000 in the aggregate, being the total of all accrued costs to complete for site improvements for Non-Active Communities and (ii) any costs related to Active Communities incurred for the repair of subsurface improvements including without limitation piping, culverts, subbase and utilities plus any costs associated with the repair of storm water basins to reach retention capacity to the extent that those costs exceed the $25,000 per community deductible and the amount accrued as costs to complete for such subsurface item in the specific community site improvement budget, as such accrual is shown on the Partnership's books and records as of the end of the calendar month immediately preceding Closing (or if the Closing is as of the end of the calendar month the immediately preceding calendar month) and which are not recovered otherwise from any sub-contractor warranties. Notwithstanding the foregoing, damages with respect to the storm water basins shall apply to issues arising from improper construction of the basins in accordance with approved plans but will not cover normal maintenance items such as removal of silt.

              Notwithstanding the joint and several nature of the Sellers' and the Upstream Parties' indemnification obligation, the first sentence of Section 4 shall determine the separate indemnification obligations of the DeLuca Parties and the Berwind Parties for the matters described in that sentence.

              The Buyer shall make available its staff and the resources of its warranty department to manage Home Warranty Claims. Buyer shall deliver monthly reports to Sellers with regard to the status and expenses incurred with respect to any warranty claim in reasonable detail. Sellers shall be consulted with respect to any claims above $25,000.

              No representation or warranty contained herein shall be deemed to have been waived, affected or impaired by any investigation made by, or the knowledge of, Buyer.

              11.2 Indemnification by Buyer. In the event Closing hereunder is consummated, Buyer shall indemnify and hold Sellers and the Upstream Parties harmless against and in respect of any and all Damages which Sellers may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any breach of any representation or warranty of Buyer made in or pursuant to this Agreement; (b) any breach of any covenant made by Buyer in this Agreement; or (c) the inability of Buyer to replace or release of Sellers with respect to the tri-party agreements, bonds and letters of credit pertaining to the Partnership set forth on Schedule 9.6. No claim for indemnification or other remedy available to the Sellers or the Upstream Parties pursuant to this Agreement may be exercised against Buyer unless all of the Sellers and all of the Upstream Parties join in, or have given consent to seek, such claim.

              11.3 Third Party Claims.

                  (a) Each party seeking indemnification pursuant to this
Section 11 or as otherwise provided in this Agreement (the "Indemnified Party") shall promptly notify the party from which it is seeking indemnification (the " Indemnifying Party") of the assertion in writing by any third party of any claim (each an "Indemnity Payment") with respect to which the indemnification set forth in this Section relates (which shall also constitute the notice required by Section 11.4). The failure of the Indemnified Party to give such notice shall reduce and limit the Indemnified Party's rights under this Section 11.3(a) only to the extent failure to give prompt notice prejudices the Indemnifying Party's ability to defend such third party claim or to mitigate the Damages arising therefrom. The Indemnifying Party shall have the right, upon notice to the Indemnified Party within ten business days after the receipt of notice from the Indemnified Party, to undertake the defense of such claim with counsel satisfactory to the Indemnified Party or, with the consent, which shall not unreasonably be withheld or delayed, of the Indemnified Party, to settle or compromise such claim. The Indemnified Party shall have the right, with the consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party, to settle or compromise such claim. The failure of the Indemnifying Party to give such notice and to so undertake and diligently prosecute the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 11.3(a) and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim. Any claim which Buyer believes is covered by the Partnership's then existing title insurance shall also be made by the Partnership against the issuer thereof, and any Damages relating thereto shall be reduced by any amount actually collected from such issuer on account thereof by the Partnership.

                  (b) The election by the Indemnifying Party, pursuant to
Section 11.3(a), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

              11.4 Other Matters.

                  (a) The Sellers and Buyer shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of the Partnership for all taxable periods of the Partnership ending on, prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; provided, however, that if a proceeding has been instituted for which the information, records or documents is required prior the expiration of the applicable statue of limitations, such information, records or documents shall be retained until there is a final determination with respect to such proceeding.

                  (b) Buyer shall promptly notify Sellers in writing upon receipt by Buyer or the Partnership of notice of any Tax audits of or proposed assessments against the Partnership for taxable periods of the Partnership ending on or prior to the Closing Date; provided, however, that the failure of Buyer to give Sellers prompt notice as required herein shall not relieve Sellers of any of his obligations under this Section 11.4, except to the extent that Sellers are actually and materially prejudiced thereby. To the extent Buyer or the Partnership may, in the judgment of Buyer, be adversely affected by the occurrence of any such Tax audit or administrative or court proceeding (after taking into account its rights to indemnity under this Section 11), Buyer shall represent the Partnership's interests in any such Tax audit or administrative or court proceeding and shall employ counsel of its choice. Sellers agree that they will cooperate fully with Buyer and its counsel in the defense against or compromise of any claim in any such audit or proceeding.

                  (c) The parties hereto agree to furnish or cause to be furnished to each other, at their own expense, such information, access to books and records, and assistance, including making employees available during regular business hours on a mutually convenient basis, as may reasonably be necessary for the preparation and filing of any Tax Return contemplated by this Section 11.4.

              11.5 Tax Treatment of Indemnity Payments. The Sellers, the Upstream Parties and Buyer agree to treat any indemnity payment made pursuant to this Section 11 as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

              11.6 Interest. In the event any party fails to make full payment with respect to an Indemnity Payment within 30 days after a request for such Indemnity Payment is made by an Indemnified Party, such unpaid Indemnity Payment shall bear interest until paid at a rate of 10% per annum or, if less, the highest rate permitted by applicable law.

              11.7 Right of Set-Off; Application of Warranty Holdback.

                  (a) In the event that Buyer determines in good faith that it is entitled to Damages or reimbursement pursuant to this Section 11, Buyer, Buyer's affiliates and the Partnership shall have a right of set-off against the payments from Buyer due to Sellers with respect to the Purchase Money Financing with respect to the amount of such Damages (the "Set-Off Amount"), subject to the following provisions of this Section. Any Set-Off Amount shall decrease the payments due under the Purchase Money Financing, beginning on the next occurring payment date (the "Set-Off Date"). Upon a final determination of the actual amount of indemnification (the "Actual Amount") thereon, if the Set-Off Amount is in excess of the Actual Amount (upon determination thereof), such excess shall be paid to Sellers with payment of such amounts to be due within ten (10) business days of the date on which the Actual Amount is determined. The Buyer's right of set-off set forth in this Section 11.7 shall be in addition to any and all other rights and remedies available to Buyer in connection with any Damages or reimbursement pursuant to this Section 11, but Buyer shall have no set-off right against the RNP Loan.

                  (b) Any Home Warranty Claims and/or improvement warranty claims, shall first, prior to the exercise of any right of set-off referred to in Section 11.7(a), be applied by Buyer against the Warranty Holdback. To the extent that any liquidated or unliquidated Damages for which the Buyer has made claims as of the date which is 30 months after the Closing is less than the aggregate remaining amount of the Warranty Holdback as of such date, Buyer shall promptly pay the excess amount to DB Homes for disbursement to the Sellers and the Upstream Parties. With respect to any amounts applied by Buyer against the Warranty Holdback for repairs, such amounts shall be only with respect to costs for actual labor and materials, plus overhead for employment related expenditures, provided that such overhead shall not exceed 20% of the actual costs of such labor and materials. With respect to any amounts to be applied by Buyer against the Warranty Holdback for payments in settlement of claims by homebuyers, no individual settlement in excess of $10,000 shall be made by Buyer without approval of DB Homes, which approval will not be unreasonably withheld or delayed.

              11.8 Certain Liability Matters. Notwithstanding the foregoing, no party will have any liability (for indemnification or otherwise) with respect to a breach of a representation and warranty (but not including any other breach requiring indemnification pursuant to Section 11) until the total of Damages with respect to such matters exceeds $600,000 in the aggregate (it being agreed and acknowledged by the parties that for the purpose of determining whether the foregoing $600,000 threshold has been exceeded in the aggregate, the representations and warranties of the Sellers and the Upstream Parties contained herein shall not be deemed qualified by any references herein to materiality generally, and the $600,000 Damages amount shall be determined in the aggregate with respect to the Sellers and the Upstream Parties on a combined basis), and then only for the amount by which such Damages resulting from such breach of such representations and warranties exceeds $600,000 in the aggregate.

              11.9 Survival Periods. The following representations and warranties shall have the following respective survival periods: (i) the date which is thirty (30) months from the Closing Date - any representations and warranties that are not specified in any of the succeeding clauses; (ii) the date on which the applicable statute of limitations expires - any representation and warranty related to (x) a breach of any representations or warranties of a party to this Agreement that were made with an intent to mislead or defraud or with a reckless disregard of the accuracy thereof; or (y) the representations and warranties set forth in Sections 4.1, 4.2, 4.3(a)(i), 4.4, 4.6, 5.1, 5.2, 5.3(a)(i), 5.4, 5.12, 5.18, 5.23, 6.1 and 6.2. If more than one of such survival periods applies to a particular claim, the latest of such survival period shall be the controlling survival period for such claim. No party shall have any obligation to indemnify any other party pursuant to this Section 11 for a claim for Damages resulting from a breach of a particular representation and warranty if the notice of such breach is not submitted to the other party within the applicable survival period as set forth above.

              11.10 Limitation.

                  (a) Absent fraud, in no event shall the cumulative indemnification obligation of the Sellers on the one hand and the Buyer on the other, with respect to a breach of a representation or warranty contained in this Agreement exceed $6,500,000 (the "Cap"), other than with respect to a breach of any of the representations and warranties set forth in Sections 4.1, 4.2, 4.3(a)(i), 4.4, 4.6, 5.1, 5.2, 5.3(a)(i), 5.4, 5.12, 5.18, 5.23, 6.1 and
6.2, as to which such limit shall not apply.

                  (b) Notwithstanding anything herein to the contrary, for the purposes of this Section 11, in determining the amount of any Damages, any materiality qualifier contained in any such representation or warranty will be disregarded.

                  (c) Notwithstanding anything herein to the contrary, if Buyer is entitled to be indemnified by the Sellers or the Upstream Parties pursuant to
Section 11 in connection with Damages and more than one clause in Section 11 is applicable, Buyer shall have right, in its sole discretion, to determine which of the applicable clauses in Section 11 with respect to which it is seeking indemnification for such Damages, provided that in no event shall Buyer be entitled to multiple recoveries for the same Damages.

         SECTION 12. DEFINITIONS

         "Active Communities" shall mean those communities set forth on Exhibit 11 hereto.

         "Actual Amount" shall have the meaning set forth in Section 11.7.

         "Assignment of Interests" shall have the meaning set forth in Section 10.2(a)(i).

         "Authorizations" shall have the meaning set forth in Section 5.6(b).

         "Balance Sheet" shall have the meaning set forth in Section 5.8(a).

         "Buyer Transaction Documents" shall have the meaning set forth in
Section 6.2.

         "Cap" shall have the meaning set forth in Section 11.9(a).

         "CERCLA" shall have the meaning set forth in Section 5.23(m)(ii).

         "Change of Control of Buyer" shall mean the occurrence of one or more events after which (a) Jeffrey P. Orleans, members of his family, personal representatives and/or heirs (collectively, the "Orleans Interests") own, in the aggregate, less than 30% (measured by voting power and not by number of Shares) of the outstanding voting stock of Orleans Homebuilders, Inc. or any successor thereto, or (b) any "person" (within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934) other than the Orleans Interests becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and 13d-5 of the Securities and Exchange Commission, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercised immediately or only after the passage of time, upon the happening of an event, or otherwise) of more of the voting stock of Orleans Homebuilders, Inc. or any successor thereto (measured by voting power and not by number of shares) than is owned collectively by the Orleans Interests. For this purpose, "voting stock" means stock entitled to vote generally in the election of directors.

         "Change of Control of Partnership" means the occurrence of one or more events after which Buyer does not directly or indirectly, itself and/or through one or more entities, own a majority of the outstanding voting equity interests of Partnership or any successor thereto.

         "Closing" shall have the meaning set forth in Section 10.1.

         "Closing Date" shall have the meaning set forth in Section 10.1.

         "COBRA" shall have the meaning set forth in Section 5.19(b).

         "Code" shall have the meaning set forth in Section 5.18(e).

         "Confidential Information" shall have the meaning set forth in Section 7.7(a)(ii).

         "Constructed" shall have the meaning set forth in Section 5.16(a).

         "Continuation Notice" shall have the meaning set forth in Section 10.3(c).

         "Covered Receivables" shall have the meaning set forth in Section 10.5.

         "Current Real Property" shall have the meaning set forth in Section 5.23(b).

         "Damages" shall have the meaning set forth in Section 11.1.

         "DOL" shall have the meaning set forth in Section 5.19(a).

         "Employee Benefit Plans" shall have the meaning set forth in Section 5.19(a).

         "Environmental Laws" shall have the meaning set forth in Section 5.23(m)(i).

         "ERISA" shall have the meaning set forth in Section 5.19(a).

         "ERISA Affiliate" shall have the meaning set forth in Section 5.19(a).

         "Former Real Property" shall have the meaning set forth in Section 5.23(c).

         "GAAP" shall have the meaning set forth in Section 5.8(a).

         "Hazardous Substances" shall have the meaning set forth in Section 5.23(m)(iii).

         "Home Warranty Claims" shall have the meaning set forth in Section 11.1

         "Improvement Warranty Claims" shall have the meaning set forth in
Section 11.1.

         "Indemnified Party" shall have the meaning set forth in Section
11.3(a).

         "Indemnifying Party" shall have the meaning set forth in Section
11.3(a).

         "Indemnity Payment" shall have the meaning set forth in Section
11.3(a).

         "Intellectual Property" shall have the meaning set forth in Section 5.13(c).

         "Interests" shall have the meaning set forth in Section 1.1.

         "Interim Balance Sheet" shall have the meaning set forth in Section 5.8(a).

         "IRS" shall have the meaning set forth in Section 2.3.

         "JMP" shall have the meaning set forth in Section 4.5.

         "Land Contract Real Property" shall have the meaning set forth in
Section 5.11(d).

         "Land Pipeline" shall have the meaning set forth in Section 3.1(a).

         "Laws" shall have the meaning set forth in Section 4.3(a)(ii).

         "Leased Real Property" shall have the meaning set forth in Section 5.11(c).

         "Material Contract" shall have the meaning set forth in Section
5.13(e).

         "Multiemployer Plan" shall have the meaning set forth in Section
5.19(c).

         "Non-Active Communities" shall mean all communities of the Partnership or any Subsidiary not listed on Exhibit 11 hereto.

         "OSHA" shall have the meaning set forth in Section 5.20(b).

         "Option Real Property" shall have the meaning set forth in Section 5.11(d).

         "Owned Real Property" shall have the meaning set forth in Section 5.11(b).

         "Partnership Employees" shall have the meaning set forth in Section
7.8.

         "Partnership Transaction Documents" shall have the meaning set forth in
Section 5.2.

         "PBGC" shall have the meaning set forth in Section 5.19(b).

         "Permitted Encumbrances" shall have the meaning set forth in Section 5.11(b).

         "Purchase Money Financing" shall have the meaning set forth in Section 2.2.

         "Purchase Price" shall have the meaning set forth in Section 2.1.

         "PWC" shall have the meaning set forth in Section 11.4(d)(2).

         "Real Property" shall have the meaning set forth in Section 5.11(a).

         "Related Party" shall have the meaning set forth in Section 5.22.

         "Release" shall have the meaning set forth in Section 5.23(m)(ii).

         "Remedial Action" shall have the meaning set forth in Section 5.23(m)(ii).

         "Removal" shall have the meaning set forth in Section 5.23(m)(ii).

         "Response" shall have the meaning set forth in Section 5.23(m)(ii).

         "Restricted Area" shall have the meaning set forth in Section
7.7(a)(i).

         "Restricted Period" shall have the meaning set forth in Section 7.7(a)(i).

         "Return" shall have the meaning set forth in Section 5.18(a).

         "Right of First Offer" shall have the meaning set forth in Section 7.9.

         "RNP Loan" shall have the meaning set forth in Section 4.6.

         "SARA" shall have the meaning set forth in Section 5.23(b)(ii).

         "Seller Affiliates" shall have the meaning set forth in Section 7.7(a)(i).

         "Seller Transaction Documents" shall have the meaning set forth in
Section 4.2.

         "Set-Off Amount" shall have the meaning set forth in Section 11.7.

         "Set-Off Date" shall have the meaning set forth in Section 11.7.

         "Statement" shall have the meaning set forth in Section 11.4(d)(ii).

         "Subsidiary" shall have the meaning set forth in Section 5.1.

         "Taxes" shall have the meaning set forth in Section 5.18(a).

         "Terminated Employees" shall have the meaning set forth in Section 7.8.

         "Warranty Holdback" shall have the meaning set forth in Section 2.2.

         "Wells Fargo Loan Agreement" shall have the meaning set forth in
Section 8.3.

         SECTION 13. MISCELLANEOUS

              13.1 Further Assurances. Each party hereto shall use best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of the Partnership to Buyer. Sellers shall, for five years after the Closing, retain their various books and records relating to the Partnership and shall, upon prior notice, provide Buyer and its authorized representatives reasonable access thereto. Each party shall promptly notify the other parties of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated hereby or which would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

              13.2 Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith. Buyer will bear the cost of all title searches, title insurance policies, and nonimputation endorsements it may wish to obtain. Any and all transfer, sales, use, documentary and similar taxes and recording and filing fees incurred in connection with the transactions contemplated herein shall be borne one-half by Buyer and one-half by Sellers (and not by the Partnership). Sellers believe reasonably and in good faith, on the basis of the Partnership's records, that the location of the Partnership's property and the sources of its revenues are such that no Pennsylvania realty transfer tax will be payable as a result of the sale if the Interest pursuant to this Agreement. If, despite the Sellers' belief, such taxes are established to be payable, they will be borne half by Buyer and half by Sellers, as provided in the preceding sentence. The parties hereto agree to work together to minimize the costs arising out of the transactions contemplated by this Agreement.

              13.3 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

         To Buyer:       Orleans Homebuilders, Inc.
                         3333 Street Road, Suite #101
                         Bensalem, PA 19020
                         Telephone: (215) 245-7500
                         Fax: (215) 633-2350
                         Attention: Benjamin D. Goldman

         with a copy to: Wolf, Block, Schorr and Solis-Cohen LLP
                         1650 Arch Street, 22nd Floor
                         Philadelphia, Pennsylvania 19103
                         Telephone: (215) 977-2236
                         Fax: (215) 977-3836
                         Attention: Michael M. Sherman, Esquire

         To any Seller or any Upstream Party:

                         c/o DeLuca Enterprises, Inc.
                         DeLuca Homes Corporate Center
                         107 Floral Vale Boulevard
                         Yardley PA 19067
                         Telephone: (215) 860-6500
                         Fax: (215) 860-3030
                         Attention: Vincent G. DeLuca
         and

                         c/o Berwind Property Group, Inc.
                         3000 Centre Square West
                         1500 Market Street
                         Philadelphia, PA 19102
                         Telephone: (215) 574-2419
                         Fax: (215) 564-5402
                         Attention: Barry Howard

              13.4 Assignment and Benefit.

                  (a) Buyer may assign this Agreement in whole to any subsidiary or to any person which becomes a successor in interest (by purchase of assets or stock, or by merger or otherwise) to Buyer, but no such assignment shall discharge Buyer from any of its obligations hereunder. Neither the Partnership, any Seller nor any Upstream Party shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of Buyer, except that any Seller may direct that its portion of the purchase price be paid to any other person and may assign to such person its right to receive the same; provided that any such assignment shall be subject to all offset rights of Buyer pursuant to this Agreement. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

                  (b) This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity.

              13.5 Brokers. Except as set forth in the following sentence, Sellers and the Upstream Parties, jointly and severally, hereby indemnify and hold Buyer and the Partnership harmless from and against any claim for brokerage commission of finder's fee based on any retention or alleged retention of a broker or finder by the Sellers, the Upstream Parties or the Partnership. Notwithstanding the foregoing, Buyer shall be responsible for payment of a portion of any brokerage or finders commission or fee due to JMP in an amount not to exceed the lesser of (i) 25% of any such commissions or fees due to JMP arising out of the transactions contemplated by this Agreement, and (ii) Two Hundred Fifty Thousand Dollars ($250,000); the exact allocation of the fee is set forth in a letter agreement with JMP dated as of even date herewith among JMP, the Sellers and Buyer.

              13.6 Amendment, Modification and Waiver. The parties may amend or modify this Agreement in any respect, and Buyer, on the one hand, and each of the Sellers and the Upstream Parties, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other, (b) waive any inaccuracies in representations and warranties by the other, (c) waive compliance by the other with any of the obligations contained in this Agreement, or (d) waive the fulfillment of any condition precedent to the performance under this Agreement of the waiving party. Any such amendment, modification, extension or waiver shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

              13.7 Governing Law, Venue and Attorneys' Fees and Costs. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.

         EACH SELLER, BUYER AND UPSTREAM PARTY HEREBY AGREES THAT ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER PERMITTED TO BE BROUGHT IN COURT BY THE TERMS OF THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA, IN PHILADELPHIA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA. SELLERS, BUYER AND TITLE UPSTREAM PARTIES EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED BY SUCH COURTS IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH SELLER, BUYER AND UPSTREAM PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH SELLER, BUYER AND UPSTREAM PARTY MAY HAVE, NOW OR HEREAFTER, TO THE VENUE OF ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         In connection with any legal proceedings arising out of this Agreement, the prevailing party in such proceeding shall be entitled to receive from the non-prevailing party reimbursement for costs and expenses incurred (including reasonable attorneys' fees), including in connection with any appellate proceedings.

              13.8 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

              13.9 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

              13.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

              13.11 Entire Agreement. This Agreement, together with the agreements, Schedules, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Shares and supersede all prior agreements and understandings. Without limiting the scope of the foregoing, the parties specifically acknowledge and agree that all partnership agreements, subscription agreements and any similar agreements regarding the Interests that any Seller or Upstream Party entered into at any time prior to the Closing hereunder are hereby terminated and superseded in all respects, and the applicable Sellers and Upstream Parties hereby waive any and all rights arising under such agreements with respect to the transactions contemplated by this Agreement. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Interests, it being understood and agreed that neither Buyer nor Sellers shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.

              13.12 Concerning the Upstream Parties. The Berwind Parties and the DeLuca Parties agree among themselves that any liability they may owe to the Buyer hereunder on a joint and several basis will be borne equally by the Berwind Parties, on the one hand, and the DeLuca Parties, on the other hand. This Section 13.12 does not limit the nature of each of the Upstream Parties to the Buyer as to matters stated herein to be their joint and several obligations.

              13.13 Knowledge of Partnership. The references in the Agreement to the knowledge of the Partnership shall be deemed to include the knowledge of any Subsidiary.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the first date written above.

Buyer:                        ORLEANS HOMEBUILDERS, INC.


                              By:  Benjamin D. Goldman
                                   ----------------------------------
                                   Benjamin D. Goldman
                                   Vice Chairman

Partnership:                  REALEN HOMES, L.P.

                              By: Realen General Partner LLC, the Partnership's General Partner


                              By:  Vincent G. DeLuca
                                   ----------------------------------
                                   Vincent G. DeLuca
                                   President

Sellers:                      REALEN GENERAL PARTNER, LLC

                              By:  Vincent G. DeLuca
                                   ----------------------------------
                                   Vincent G. DeLuca
                                   President


                              DB HOMES VENTURE, L.P.


                              By:  DeLuca Sub, Inc.
                                   ----------------------------------
                                   General Partner


                              By:  Vincent G. DeLuca
                                   ----------------------------------
                                    Vincent G. DeLuca, President

                              By:  Bergen Homes, Inc.
                                   ----------------------------------
                                   General Partner

                              By:  Barry Howard
                                   ----------------------------------
                                   Barry Howard, Chairman

Upstream Entities:

                              DeLUCA SUB, INC.
                                General Partner

                              By: Vincent G. DeLuca
                                  ----------------------------------
                                  Vincent G. DeLuca, President

                              BERGEN HOMES, INC.

                              By: Barry Howard
                                  ----------------------------------
                                  Barry Howard, Chairman

                              BPG REAL ESTATE INVESTORS-B, L.P.

                              By: Bergen, Inc., General Partner

                              By: Barry Howard
                                  ----------------------------------
                                  Barry Howard, Chairman of the Board

                              BERWIND PROPERTY GROUP, LTD.

                              By: Berwind Property Group, Inc., General Partner

                              By: Barry Howard
                                  ----------------------------------
                                  Barry Howard
                                  Executive Vice President

                              BERWIND PROPERTY GROUP, INC.


                              By:  Barry Howard
                                  ----------------------------------
                                   Name: Barry Howard
                                   Title: Executive Vice President

                              DELUCA ENTERPRISES, INC.

                              By:  Vincent G. DeLuca
                                  ----------------------------------
                                   Name: Vincent G. DeLuca
                                   Title: Vice President

The undersigned hereby join in this Agreement solely for the purposes of agreeing to the provisions of Section 7.7 of this Agreement.


                                   Vincent G. DeLuca
                                   -------------------------------------
                                   Vincent G. DeLuca

                                   Alfonso DeLuca
                                   -------------------------------------
                                   Alfonso DeLuca

                                   James DeLuca
                                   -------------------------------------
                                   James DeLuca

                                   Joseph DeLuca
                                   -------------------------------------
                                   Joseph DeLuca

                                LIST OF SCHEDULES
                                -----------------


Schedule 1.1-General and limited partnership interests owned by each Seller

Schedule 2.3 - Allocation of Purchase Price

Schedule 3.1(a) - Land parcels under contract or negotiation

Schedule 3.1(b) - Owned land parcels Schedule 3.1(c) - Homes under construction but not sold

Schedule 3.1(d) - Homes sold but not yet delivered

Schedule 3.1(e) - Sales offers and reservations

Schedule 3.1(f) - Model homes

Schedule 3.1(g) - Trade names

Schedule 3.1(h) - Partnership's subsidiaries

Schedule 3.1(i) - Architectural plans and other intangible assets

Schedule 4.6 - Partners of RNP Associates, L.P. and copy of RNP promissory note

Schedule 5.1 - Foreign Qualifications

Schedule 5.1A - Name and Jurisdiction of each Subsidiary and list of partnership and other agreements among equity owners, Partnership and/or Affiliates

Schedule 5.4 - Capitalization

Schedule 5.5 - Control of Partnership and Subsidiary Business

Schedule 5.7 - Litigation

Schedule 5.8 - Financial Statements

Schedule 5.10 - Standard Warranty

Schedule 5.11(a) - Certain information relating to Real Property

Schedule 5.11(b) - List of Real Property and encumbrances

Schedule 5.11(c) - Leased Real Property

Schedule 5.11(d) - Land Contract Real Property

Schedule 5.11(e) - Certain Defaults

Schedule 5.11(g) - Non-compliant Real Property

Schedule 5.11(i) - Unpaid Charges, Debts, Liabilities or Obligations or Conditions or Obligations concerning Real Property

Schedule 5.11(k) - Moratoria

Schedule 5.11(l) - Property in protected areas

Schedule 5.11(m) - Reclaimed Real Property

Schedule 5.13 - List of Intellectual Property, certain loans and contracts, etc.

Schedule 5.16 - List of repairs after sale

Schedule 5.17 - Names of top ten Suppliers

Schedule 5.19 - Employee Benefits Schedule 5.19(h) - Payments resulting from Purchase

Schedule 5.20(c) - OSHA Reports

Schedule 5.21- Directors, Officers and Employees; List of Employment Agreements and severance and change of control arrangements

Schedule 5.22- Affiliate Agreements and Transactions

Schedule 5.23 - Environmental Matters

Schedule 5.24- Certain Changes and Events Since 1/1/04

Schedule 6.3(b) - Consents and Approvals to be obtained by Buyer

Schedule 8.3-Consents and Approvals to be obtained before Closing

Schedule 9.6 - Bonds and Letters of Credit from which Sellers to be released

Schedule 11.1 - Certain Bellinghamshire Indemnification Matters

                                LIST OF EXHIBITS
                                ----------------

Exhibit 2.2 - Form of Purchase Money Promissory Note

Exhibit 7.7(b) - Land proposed to be acquired by Partnership

Exhibit 7.9 - Form of Right of First Offer

Exhibit 11 - List of Active Communities